================================================================================











                                 $300,000,000

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                     AMONG

                                 CompUSA Inc.

                                CERTAIN LENDERS

                               CERTAIN CO-AGENTS

                                      AND

             NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER



                                March 12, 1998





================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE 1

                                  Definitions
                                  -----------

Section 1.1    Defined Terms...............................................   1
Section 1.2    Amendments and Renewals.....................................  19
Section 1.3    Construction................................................  19

                                   ARTICLE 2

                                   Advances
                                   --------

Section 2.1    The Advances................................................  20
Section 2.2    Manner of Borrowing and Disbursement........................  20
Section 2.3    Interest....................................................  22
Section 2.4    Fees........................................................  23
Section 2.5    Prepayment..................................................  24
Section 2.6    Reduction of Commitments....................................  25
Section 2.7    Non-Receipt of Funds by the Administrative Lender...........  25
Section 2.8    Payment of Principal of Advances............................  26
Section 2.9    Reimbursement...............................................  26
Section 2.10   Manner of Payment...........................................  27
Section 2.11   LIBOR Lending Offices.......................................  27
Section 2.12   Sharing of Payments.........................................  28
Section 2.13   Calculation of LIBOR Rate...................................  28
Section 2.14   Booking Loans...............................................  28
Section 2.15   Taxes.......................................................  28
Section 2.16   Letters of Credit...........................................  32
Section 2.17   Extension of Maturity Date..................................  38

                                   ARTICLE 3

                             Conditions Precedent
                             --------------------

Section 3.1    Conditions Precedent to Closing, the Initial Advance and
               the Initial Letters of Credit...............................  38
Section 3.2    Conditions Precedent to All Advances and Letters of Credit..  40

                                   ARTICLE 4

                        Representations and Warranties
                        ------------------------------

Section 4.1    Representations and Warranties..............................  41
Section 4.2    Survival of Representations and Warranties, etc.............  48

                                   ARTICLE 5

                               General Covenants
                               -----------------

Section 5.1    Preservation of Existence and Similar Matters...............  48
Section 5.2    Business; Compliance with Applicable Law....................  48
Section 5.3    Maintenance of Properties...................................  48
Section 5.4    Accounting Methods and Financial Records....................  49
Section 5.5    Insurance...................................................  49
Section 5.6    Payment of Taxes and Claims.................................  49
Section 5.7    Visits and Inspections......................................  49
Section 5.8    Payment of Indebtedness.....................................  50
Section 5.9    Use of Proceeds.............................................  50
SECTION 5.10   INDEMNITY...................................................  50
Section 5.11   Environmental Law Compliance................................  51

                                   ARTICLE 6

                             Information Covenants
                             ---------------------

Section 6.1    Quarterly Financial Statements and Information..............  53
Section 6.2    Annual Financial Statements and Information;
               Certificate of No Default...................................  53
Section 6.3    Compliance Certificate......................................  53
Section 6.4    Copies of Other Reports and Notices.........................  53
Section 6.5    Notice of Litigation, Default and Other Matters.............  54
Section 6.6    ERISA Reporting Requirements................................  55

                                   ARTICLE 7

                              Negative Covenants
                              ------------------

Section 7.1    Indebtedness................................................  56
Section 7.2    Liens.......................................................  57
Section 7.3    Investments.................................................  57
Section 7.4    Liquidation, Disposition or Acquisition of Assets,
               Merger, New Subsidiaries....................................  58
Section 7.5    Guaranties..................................................  59

Section 7.6    Restricted Payments.........................................  59
Section 7.7    Affiliate Transactions......................................  59
Section 7.8    Compliance with ERISA.......................................  60
Section 7.9    Leverage Ratio..............................................  60
Section 7.10   Fixed Charge Coverage Ratio.................................  60
Section 7.11   Net Worth...................................................  60
Section 7.12   Sale and Leaseback..........................................  61
Section 7.13   Sale or Discount of Receivables.............................  61
Section 7.14   Amendment and Modification of Subordinated Debt Documents...  61
Section 7.15   Acquisitions................................................  61
Section 7.16   Unrestricted Subsidiaries...................................  62

                                   ARTICLE 8

                                    Default
                                    -------

Section 8.1    Events of Default...........................................  62
Section 8.2    Remedies....................................................  65

                                   ARTICLE 9

                           Changes in Circumstances
                           ------------------------

Section 9.1    LIBOR Basis Determination Inadequate........................  66
Section 9.2    Illegality..................................................  66
Section 9.3    Increased Costs.............................................  66
Section 9.4    Effect On Base Rate Advances................................  68
Section 9.5    Capital Adequacy............................................  68
Section 9.6    Replacement of Lender.......................................  68

                                  ARTICLE 10

                            AGREEMENT AMONG LENDERS
                            -----------------------

Section 10.1   Agreement Among Lenders.....................................  69
Section 10.2   Lender Credit Decision......................................  71
Section 10.3   Benefits of Article.........................................  71

                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

Section 11.1   Notices.....................................................  72
Section 11.2   Expenses....................................................  72
Section 11.3   Waivers.....................................................  73

Section 11.4   Determination by the Lenders Conclusive and Binding.........  74
Section 11.5   Set-Off.....................................................  74
Section 11.6   Assignment..................................................  74
Section 11.7   Counterparts................................................  76
Section 11.8   Severability................................................  76
Section 11.9   Interest and Charges........................................  77
Section 11.10  Headings....................................................  77
Section 11.11  Amendment and Waiver........................................  77
Section 11.12  Exception to Covenants......................................  77
Section 11.13  No Liability of Issuing Bank................................  78
Section 11.14  Confidentiality Agreement...................................  78
Section 11.15  Co-Agents...................................................  78
SECTION 11.16  GOVERNING LAW...............................................  78
SECTION 11.17  WAIVER OF JURY TRIAL........................................  79
SECTION 11.18  ENTIRE AGREEMENT............................................  79

Schedules and Exhibits
----------------------

Schedule 1:   LIBOR Lending Offices
Schedule 2:   Existing Liens
Schedule 3:   Existing Litigation and Material Liabilities
Schedule 4:   Subsidiaries
Schedule 5:   Existing Investments
Schedule 6:   Existing Indebtedness
Schedule 7:   Consents and Approvals
Schedule 8:   Qualification and Good Standing
Schedule 9:   Authorization
Schedule 10:  Existing Letters of Credit
Schedule 11:  Investment Policy
Schedule 12:  Existing Store Locations



Exhibit A:    Promissory Note
Exhibit B:    Subsidiary Guaranty
Exhibit C:    Compliance Certificate
Exhibit D:    Assignment Agreement
Exhibit E:    Confidentiality Agreement

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                 --------------------------------------------


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is dated as of March 14, 1998, among CompUSA Inc., a Delaware corporation ("Borrower"), the Lenders from time to time party hereto, the co-agents identified as such on the signature pages hereto ("Co-Agents"), and NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders.

                                  BACKGROUND
                                  ----------

     The Borrower, certain of the Lenders, and NationsBank of Texas, N.A., as Administrative Lender, are parties to that certain Amended and Restated Credit Agreement, dated as of December 30, 1996 (said Amended and Restated Credit Agreement, as amended, modified or supplemented, the "Existing Credit Agreement"; the Existing Credit Agreement being an amendment and replacement of that certain Credit Agreement, dated as of June 16, 1995, among the Borrower, the lenders party thereto, and NationsBank of Texas, N.A., as Administrative Lender, which Credit Agreement was an amendment and replacement of that certain Credit Agreement, dated as of December 8, 1992, among the Borrower, the lenders party thereto, and NationsBank of Texas, N.A., as Administrative Lender). The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement by making a credit facility available to the Borrower in the maximum principal amount of $300,000,000. The Lenders have agreed to do so, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:


                                   ARTICLE 1

                                  Definitions
                                  -----------

     Section 1.1  Defined Terms.  For purposes of this Agreement:

     "Accounts" has the meaning assigned to such term in the UCC.

     "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i) acquires (or after giving effect to such transaction owns) more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) except as permitted by Section 7.3(b) hereof with respect to a newly-formed corporation and Section 7.4(b) hereof with respect to an existing Subsidiary of the

Borrower, makes any corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of the Borrower or such Subsidiary), or
(b) purchases in one transaction or a series of related transactions all or any part of the business or assets (excluding Inventory only purchases) of any Person.

     "Acquisition Consideration" means the consideration given by the Borrower or any of its Restricted Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (including capital stock or other equity securities or interests) or services given, plus (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any Indebtedness and Operating Leases (calculated to be the product of annual rentals multiplied by six) assumed, incurred or guaranteed in connection with such Acquisition by the Borrower or any Restricted Subsidiary which is a Restricted Subsidiary immediately prior to such Acquisition.

     "Adjusted LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Lender to be equal to the quotient obtained by dividing (a) the LIBOR Rate for such LIBOR Advance for such Interest Period by (b) 1 minus the Reserve Requirement for such LIBOR Advance for such Interest Period.

     "Administrative Lender" means NationsBank of Texas, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.

     "Advance" means any amount advanced or deemed advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing, including without limitation any Refinancing Advance.

     "Affiliate" means any Person that, directly or indirectly, through one or more Subsidiaries, Controls or is Controlled By or Under Common Control with, the Borrower.

     "Agreement" means this Second Amended and Restated Credit Agreement.

     "Agreement Date" means the date of this Agreement.

     "Applicable Environmental Laws" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

     "Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC
(S)(S) 85 and 86(a), as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Art. 1H, if applicable, and if Art. 1H is not applicable, Art. 1D, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code shall not apply to Advances, this Agreement, the Notes or any other Loan Documents.

     "Applicable Margin" means the following per annum percentages, applicable in the following situations:

                                                                         LIBOR
                             Applicability                               Basis
                             -------------                               -----

     (a)  The Fixed Charge Coverage Ratio is less than 2.25 to 1         1.000

     (b)  The Fixed Charge Coverage Ratio is greater than or equal to    0.875
           2.25 to 1 but less than 3.00 to 1

     (c)  The Fixed Charge Coverage Ratio is greater than or equal to    0.750
          3.00 to 1 but less than 3.75 to 1

     (d)  The Fixed Charge Coverage Ratio is greater than or equal to    0.625
          3.75 to 1 but less than 4.50 to 1

     (e)  The Fixed Charge Coverage Ratio is greater than or equal to    0.500
          4.50 to 1

The Applicable Margin payable by the Borrower on the Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Fixed Charge Coverage Ratio as of the end of the most recent Fiscal Quarter (calculated for the twelve Fiscal Periods preceding the date of determination); provided, that each adjustment in the Applicable Margin shall be effective with respect to Advances (i) made following receipt by the Lenders of the financial statements required pursuant to Section
6.1 or 6.2, as applicable, hereof and the Compliance Certificate required pursuant to Section 6.3 hereof, on the date of making of such Advance and (ii) outstanding on the date of receipt of the financial statements referred to in clause (i) immediately preceding, on the date of receipt of such financial statements. If such financial statements and Compliance Certificate are not received by the Lenders by the date required, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio is less than 2.25 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the above, until such time as the Lenders have received the financial statements required for the third Fiscal Quarter of the Borrower's 1998 Fiscal Year and related Compliance Certificate, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio is greater than or equal to 3.00 to 1 but less than 3.75 to 1.

     "Art. 1D" means Article 5069-1D, Title 79, Revised Civil Statutes of Texas, as amended.

     "Art. 1H" means Article 5069-1H, Title 79, Revised Civil Statutes of Texas, as amended.

     "Assignees" means any assignee of a Lender pursuant to an Assignment Agreement and has the meaning ascribed thereto in Section 11.6 hereof.

     "Assignment Agreement" has the meaning ascribed thereto in Section 11.6 hereof.

     "Authorized Signatory" means the Chief Executive Officer, Vice President-Finance or Chief Financial Officer of the Borrower or such other senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances hereunder.

     "Base Rate Advance" means any Advance bearing interest at the Prime Rate Basis.

     "Borrower" means CompUSA Inc., a Delaware corporation.

     "Business Day" means a day on which commercial banks are open (a) for the transaction of business in Dallas, Texas and, (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in U.S. Dollar deposits) in London, England.

     "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

     "Cash and Cash Equivalents" means with respect to the Borrower and each Subsidiary (a) cash (which after the occurrence of an Event of Default shall exclude any cash proceeds of Accounts), and (b) Permitted Investments.

     "Change of Control" means the occurrence of any of the following: (a) the sale, lease or transfer of all or substantially all of the Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than a Subsidiary that executed a Subsidiary Guaranty, (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower, (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of a direct or indirect majority in interest (more than 50%) of the voting power of the voting stock of the Borrower by way of merger or consolidation or otherwise, or (d) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

     "COBRA" has the meaning specified in Section 4.1(l) hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Letter of Credit" means a commercial documentary Letter of Credit under which the Issuing Bank agrees to make payments for the account of the Borrower, on behalf of the Borrower or a Subsidiary thereof, in respect of the obligation of the Borrower or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

     "Commitment" means $300,000,000, as reduced from time to time pursuant to
Section 2.6 hereof.

     "Commitment Fee" has the meaning specified in Section 2.4(a) hereof.

     "Compliance Certificate" means a certificate, signed by an Authorized Signatory, in substantially the form of Exhibit C hereto, appropriately completed.

     "Confidentiality Agreement" means the Confidentiality Agreement, substantially in the form of Exhibit E hereto, executed by the Borrower and each Lender.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Borrower who (a) was a member of such Board of Directors on the Agreement Date or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 20% or more (in number of votes) of the securities or equity interests having ordinary voting power for the election of directors or other governing body of a Person shall be conclusively presumed to control such Person.

     "Controlled Group" means as of the applicable date, as to any Person not an individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

     "Debt for Borrowed Money" means all indebtedness, direct or indirect, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed or the deferred purchase price of property or services, and shall include, without duplication, Securitization Indebtedness. Debt for Borrowed Money does not include, without limitation, (a) accounts payable or accrued liabilities incurred in the ordinary course of business, including advances from customers and trade payables financed through floor plan arrangements, (b) current or deferred income taxes, and (c) provided that any applicable Restricted Subsidiary has executed a Subsidiary Guaranty, (i) Indebtedness owed by a Restricted Subsidiary to the Borrower, (ii) Indebtedness owed by the Borrower to a Restricted Subsidiary, and (iii) Indebtedness owed by a Subsidiary to a Restricted Subsidiary.

     "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "Default" means an Event of Default and/or any of the events specified in
Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" means a simple per annum interest rate equal to (a) with respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or (ii) the Prime Rate plus three percent or (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis plus three percent.

     "Determining Lenders" means, on any date of determination, any combination of the Lenders having at least 51% of the aggregate amount of the Advances then outstanding; provided, however, that if there are no Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified Percentages aggregate at least 51%.

     "Dividend" means, as to any Person, any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution, loan, advance or investment to or in any holder of, any shares of capital stock of such Person (other than salaries and bonuses paid in the ordinary course of business).

     "Dollar" or "$" means the lawful currency of the United States of America.

     "EBIT" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations).

     "EBITDAR" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBIT, plus (b) depreciation and amortization, plus (c) lease expense pursuant to Operating Leases.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

     "ERISA Event" means, with respect to the Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any material liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Event of Default" means any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

     "Existing Credit Agreement" has the meaning set forth in the Background provision of this Agreement.

     "Existing Letters of Credit" means those Letters of Credit outstanding on the Agreement Date, as described on Schedule 10 hereto.

     "Existing Store Locations" means the store locations owned by the Borrower on the Agreement Date and described on Schedule 12 hereto.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as determined by Administrative Lender.

     "Fee Letter" has the meaning specified in Section 2.4(c) hereof.

     "Fiscal Period" means one of the three fiscal periods in a Fiscal Quarter, the first period comprised of five weeks and the second and third Fiscal Periods comprised of four weeks, with each of the weeks in a Fiscal Quarter ending on the close of business on a Saturday. There are twelve Fiscal Periods in a Fiscal Year.

     "Fiscal Quarter" means a thirteen week quarter with the first thirteen week quarter beginning on the Sunday following the last Saturday in June and ending on the Saturday of the thirteenth week in such quarter.

     "Fiscal Year" means the fiscal year beginning on the Sunday following the last Saturday in June of each year and ending on the last Saturday in June of the following year.

     "Fixed Charges" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum of, without duplication, (a) interest expense (including but not limited to interest expense pursuant to Capitalized Lease Obligations), plus (b) lease expense under Operating Leases, in each case for the applicable period immediately preceding the date of calculation.

     "Fixed Charge Coverage Ratio" means, for any date of determination (which shall be as of the last day of each Fiscal Quarter), the ratio of EBITDAR to Fixed Charges, in each case for the immediately preceding twelve Fiscal Periods.

     "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     "Guaranty" or "Guaranteed", as applied to an obligation of another Person, means and includes (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the purpose of which is to insure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation.

     "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the weekly rate ceiling described in and computed in accordance with the provisions of Art. 1D.003, or (b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Art. 1D.008; provided, however, that at any time the weekly rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Art. 1D.009(a) or
(b) shall control for purposes of such determination, as applicable.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all items, except accounts payable arising in the normal course of business, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien other than Permitted Liens on any property or asset owned by such Person (other than accounts payable arising in the ordinary course of business), whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations, all Guaranties, all reimbursement obligations in respect of letters of credit, all obligations under interest rate swap agreements or similar hedge agreements, and all Securitization Indebtedness of such Person, and (d) any "withdrawal liability" of such Person, as such term is defined under Part I of Subtitle E of Title IV of ERISA.

     "Indemnified Matters" has the meaning ascribed to it in Section 5.10(a) hereof.

     "Indemnitees" has the meaning ascribed to it in Section 5.10(a) hereof.

     "Indenture" means that certain Indenture dated as of June 17, 1993 pursuant to which the Senior Subordinated Notes are issued, as the same may be amended, supplemented or otherwise modified.

     "Intellectual Property" means inventions, designs, patents, patent applications, trademarks, trademark applications, trade dress, logos and other sources of business identifiers, service marks, service mark applications, trade names, trade secrets, formulae, blueprints, registrations, copyrights, processes, methods, information, data, plans, specifications, designs, drawings, engineering reports, test reports and processing standards and performance standards, and all goodwill associated with the foregoing, and all licenses or other agreements to which the Borrower or any Subsidiary is a party with respect to any of the foregoing.

     "Interest Period" means the period beginning on the day any LIBOR Advance is made and ending one, two, three or six months thereafter (as the Borrower shall select); provided, however, that all of the foregoing provisions are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, with respect to a LIBOR Advance or a LIBOR Bid Rate Advance, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

          (ii) any Interest Period with respect to a LIBOR Advance or a LIBOR Bid Rate Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "Inventory" has the meaning assigned to such term in the UCC.

     "Investment" means any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities or equity interests of any Person which is not an Acquisition, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in, any Person which is not an Acquisition, including without limitation the holding of Indebtedness of another Person or the purchase of accounts receivable owed by another Person that are not current assets or do not arise in the ordinary course of business.

     "Issuing Bank" means NationsBank of Texas, N.A. in its capacity as issuer of the Letters of Credit.

     "Lender" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 11.6 hereof, subject to the limitations set forth therein.

     "L/C Cash Collateral Account" has the meaning specified in Section 2.16(h) hereof.

     "L/C Related Documents" has the meaning specified in Section 2.16(e) hereof.

     "Letters of Credit" has the meaning specified in Section 2.16(a) hereof, and shall include the Existing Letters of Credit.

     "Letter of Credit Agreement" has the meaning specified in Section 2.16(b)(i) hereof.

     "Letter of Credit Facility" has the meaning specified in Section 2.16(a) hereof.

     "Leverage Ratio" means, for any date of determination (which shall be as of the last day of each Fiscal Quarter), the ratio of (a) the sum of (i) Total Funded Debt as of the date of determination plus (ii) lease expense pursuant to Operating Leases for the immediately preceding twelve Fiscal Periods (multiplied by six) to (b) EBITDAR for the immediately preceding twelve Fiscal Periods.

     "LIBOR Advance" means an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

     "LIBOR Basis" means a simple per annum interest rate equal to the lesser of
(a) the Highest Lawful Rate, or (b) the sum of the Adjusted LIBOR Rate plus the Applicable Margin.

     "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1 attached hereto, and such other office of such Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

     "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, the Fee Letter, and any other document or agreement executed or delivered from time to time by an officer of the Borrower or any Subsidiary in connection herewith or as security for the Obligations.

     "Material Adverse Effect" means any act or circumstance or event that (a) causes a Default, (b) materially and adversely affects the business, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, or (c) materially and adversely affects the validity or enforceability of any Loan Documents.

     "Maturity Date" means March 12, 2001, or the earlier date of termination in whole of the Commitment pursuant to Section 2.6 or 8.2 hereof, or such later date as established pursuant to Section 2.17 hereof.

     "Maximum Amount" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

     "Monthly Date" means the first Business Day of each month during the term of this Agreement, commencing April 1, 1998.

     "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NationsBank" means NationsBank of Texas, N.A., a national banking association, in its capacity as a Lender.

     "Necessary Authorization" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority or any Person necessary or appropriate to enable the Borrower or any Subsidiary to maintain and operate its business and properties.

     "Negative Pledge" means any agreement, contract or other arrangement whereby the Borrower or any of its Restricted Subsidiaries is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets in favor of the Administrative Lender for the benefit of the Lenders under this Agreement.

     "Net Cash Proceeds" means, with respect to the issuance of capital stock or other equity interest of any Person, the amount of cash received by such Person in connection with such issuance (including cash proceeds of any property received in consideration of any such issuance) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, and expenses, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; and (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such transaction (after taking into account any available tax credits or deductions and any tax sharing arrangements).

     "Net Income" means net profit (or loss) after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Net Worth" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, the sum of: (a) capital stock taken at stated or par value, plus (b) paid in capital plus (c) retained earnings, less (d) treasury stock.

     "Note" means a Promissory Note of Borrower evidencing Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal, or amendment thereof, or substitution therefor.

     "Notice of Issuance" has the meaning ascribed to it in Section 2.16(b) hereof.

     "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any Subsidiary to the Lenders under the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower or any Subsidiary for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower or any Subsidiary of any obligation, covenant or undertaking with respect to any Loan Document.

     "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

     "Participant" has the meaning ascribed to it in Section 11.6(c) hereof.

     "Participation" has the meaning ascribed to it in Section 11.6(c) hereof.

     "Payment Date" means the last day of the Interest Period for any LIBOR Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Investments" means those investments permitted to be made by the Borrower and its Subsidiaries as set forth in the Investment Policy of the Borrower attached hereto as Schedule 11, as such Investment Policy may be amended with the consent of the Board of Directors of the Borrower after the Agreement Date but only to the extent that such amendments that change the quality (and not the maximum permitted amount) of any such investments are approved in writing by the Determining Lenders, which approval shall not be unreasonably withheld or delayed.

     "Permitted Liens" means, as applied to any Person:

     (a) Any Lien in favor of the Administrative Lender for the benefit of the Lenders to secure the Obligations hereunder;

     (b) (i) Liens created by lease agreements or statute, rule or regulation to secure the payments of rental amounts and other sums not yet due or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto (provided such Liens shall at all times be confined to the assets located on any such leased premises), (ii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iii) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due, or sums that are being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, restrictions, title imperfections, leases to others and other encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

     (f) Liens created to secure the cost of acquiring and/or constructing new store locations or other assets (which includes, but is not limited to, inventory, equipment and leased equipment) acquired by such Person or created to secure Indebtedness permitted by Section 7.1(d) hereof, which is incurred solely for the purpose of financing the acquisition and/or construction of such assets or which constitutes Capital Leases or Liens secured by Existing Store Locations which do not exceed the original cost of acquiring and/or constructing such Existing Store Locations, provided that each such Lien shall at all times be confined solely to the asset or assets so acquired, constructed or leased (plus fixtures related thereto and proceeds thereof and insurance with respect thereto) and such Liens, other than Liens in respect of Existing Store Locations, were created at the time of acquisition or construction; and Liens created to secure any refinancings thereof so long as any such Lien remains solely on the asset or assets acquired, constructed or leased, (plus fixtures related thereto and proceeds thereof and insurance with respect thereto), and the amount of Indebtedness related thereto is not increased;

     (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders;

     (h) Any Liens which are described on Schedule 2 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower;

     (i) Liens against Inventory (but not any proceeds thereof other than insurance proceeds payable as a result of loss or damage to Inventory) to secure accounts payable owed in respect of the purchase of such Inventory in the ordinary course of business to manufacturers, vendors and floor plan financers of such Inventory, provided that such Liens shall not cover any other assets other than returns, repossessions, substitutions, replacements, parts, additions and accessions to and of such Inventory, including all payments with respect to such Inventory, or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to such Inventory;

     (j) The Trustee's Lien;

     (k) Liens against Accounts, or fractional interests therein, and proceeds thereof, sold or pledged by such Person in a Securitization to secure the Securitization Indebtedness with respect thereto and security interests on reserve, payment or other accounts required to be maintained in connection with any such Securitization;

     (l) Liens to secure performance or payment bonds, performance of bids, construction, supply of materials or similar contracts, statutory obligations, and other similar obligations, in each case arising in the ordinary course of business and not made in connection with borrowed money or the deferred purchase price of goods or services;

     (m) inchoate Liens in respect of pending proceedings or claims; and

     (n) bank setoff rights arising by operation of law.

     "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan) pursuant to which any employees of the Borrower, its Subsidiaries or any member of their Controlled Group participate.

     "Pretax Net Income" means net profit (or loss) before taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "Prime Rate" means, at any time, the prime interest rate announced or published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.

     "Prime Rate Basis" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day or (b) the Prime Rate on such day. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as appropriate, to account for such change.

     "Proposed Lender" has the meaning ascribed to it in Section 9.6 hereof.

     "Quarterly Date" means the first Business Day of each January, April, July and October, beginning April 1, 1998.

     "Reimbursement Obligations" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit not theretofore reimbursed by the Borrower.

     "Reference Lender" means NationsBank; provided that if NationsBank's commitment hereunder shall terminate and it shall have no Advances outstanding hereunder, NationsBank shall cease to be the Reference Lender, and Administrative Lender (after consultation with Borrower) shall, with notice to Borrower and Lenders, designate another Lender as the Reference Lender.

     "Refinancing Advance" means any LIBOR Advance or Base Rate Advance which is used to pay the principal amount (or any portion thereof) of a LIBOR Advance at the end of its Interest Period and any LIBOR Advance which is used to pay the principal of any Base Rate Advance, provided that, in either event, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding Advances.

     "Release Date" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

     "Reportable Event" has the meaning set forth in Section 4043(c) of ERISA.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted LIBOR Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Advances. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Restricted Payments" means, collectively, (i) Dividends, (ii) Treasury Stock Purchases, (iii) loans to directors, officers and employees of the Borrower and its Subsidiaries and (iv) any (A) payment or prepayment of principal, premium or penalty on any Subordinated Debt or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor) and (B) prepayment of interest on any Subordinated Debt.

     "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

     "Securitization" means any transaction in which the Accounts of the Borrower or any Subsidiary, or a fractional interest therein, are sold by the Borrower or sold or pledged by any Subsidiary.

     "Securitization Indebtedness" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, any and all obligations of the Borrower and its Subsidiaries funded under any Securitization, to the extent that the same constitute liabilities of the Borrower or any Subsidiary under GAAP or would, under GAAP, constitute liabilities of the Borrower or any Subsidiary if the Securitization were treated as an on balance sheet transaction.

     "Senior Debt" means Debt for Borrowed Money of the Borrower and its Subsidiaries which is not Subordinated Debt.

     "Senior Subordinated Notes" means the Borrower's $110,000,000 9-1/2% Senior Subordinated Notes due 2000.

     "Solvent" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Lender may select.

     "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in an amendment to this Agreement or in its most recent Assignment Agreement.

     "Standby Letter of Credit" means an irrevocable letter of credit under which the Issuing Bank agrees to make payments for the account of the Borrower, on behalf of the Borrower or any Subsidiary thereof in respect of obligations of the Borrower or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Borrower or such Subsidiary is or proposes to become a party in the ordinary course of the Borrower's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or in connection with industrial revenue bonds or for any other purpose for which a standby letter of credit might customarily be issued.

     "Subordinated Debt" means (i) the Senior Subordinated Notes and (ii) other Indebtedness of the Borrower or any Subsidiary having maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by the Determining Lenders, with only such changes or amendments as are approved by the Determining Lenders.

     "Subsidiary" of the Borrower means any corporation, partnership, joint venture or similar entity, trust, estate, association or other unincorporated organization of which (or in which) 50% or more of:

     (a) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

     (b) the interest in the capital or profits of such partnership, joint venture or similar entity, or

     (c) the beneficial interest of such trust, estate, association or other unincorporated organization, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more of its Subsidiaries or by one or more of the Borrower's Subsidiaries.

     "Subsidiary Guaranty" means the Subsidiary Guaranty, executed by each Restricted Subsidiary of the Borrower, guarantying payment and performance of the Obligations, substantially in the form of Exhibit B hereto, as such agreement may be amended, modified, supplemented or restated from time to time.

     "Taxes" has the meaning ascribed thereto in Section 2.15 hereof.

     "Total Funded Debt" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum (without duplication) of (a) all Debt for Borrowed Money, plus (b) all Capitalized Lease Obligations.

     "Treasury Stock Purchase" means, with respect to any Person, any purchase, redemption, or other acquisition or retirement for value of any shares of capital stock of such Person.

     "Trustee's Lien" means that certain Lien granted pursuant to Section 7.07 of the Indenture.

     "UCC" means the Uniform Commercial Code as enacted in the State of Texas, as amended from time to time.

     "Unrestricted Subsidiary" means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary by written notice to the Administrative Lender; provided, however, that at the time of such designation and after giving effect thereto and after giving effect to the concurrent retirement of any Indebtedness or other transaction, no Default or Event of Default shall have occurred and be continuing.

     "Unused Portion" means an amount equal to the result of (i) the Commitment minus (ii) the sum of (A) the outstanding Advances plus (B) outstanding Reimbursement Obligations in respect of the Letters of Credit.

     Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

     Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.


                                   ARTICLE 2

                                    Advances
                                    --------

     Section 2.1 The Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Advances to the Borrower from time to time in an aggregate amount not to exceed its Specified Percentage of the Commitment less its Specified Percentage of the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.9 hereof. Subject to the terms of this Agreement, Advances may be repaid and then reborrowed. Any Advance shall, at the option of the Borrower as provided in
Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than six LIBOR Advances. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Advances and Reimbursement Obligations exceed the Commitment. On the Maturity Date unless sooner paid as provided herein, the outstanding Advances shall be repaid in full.

     Section 2.2  Manner of Borrowing and Disbursement.

     (a) In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

     (b) In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least two Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance hereunder.
Notice shall be given
to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to
Article 9 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date or prohibit or impair the Borrower's ability to comply with Section 2.8 hereof.

     (c) Subject to Section 2.1 hereof, at least two Business Days prior to each Payment Date for a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on such Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (iii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be repaid or reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (d) Subject to Section 2.1 hereof, upon irrevocable prior written notice prior to 11:00 a.m., Dallas time, on the date of any proposed repayment of all or a portion of the Base Rate Advances (or two Business Days if the Borrower wishes to reborrow a LIBOR Advance), through an Authorized Signatory, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), the Borrower may (i) repay all or a portion of the Base Rate Advances and (ii) reborrow all or a portion of the principal amount thereof as one or more LIBOR Advances.

     (e) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $2,000,000 and which is an integral multiple of $100,000.

     (f) The Administrative Lender shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section. Failure of the Borrower to give any notice in accordance with Sections 2.2(c) and (d) hereof (if with respect to clause (d), such repayment is to be reborrowed as one or more LIBOR Advances) shall result in a repayment of any such existing Advance on the applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Advance that is not a Refinancing Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder, the Administrative Lender shall, subject to satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Lender. All Advances shall be made by each Lender according to its Specified Percentage.

     Section 2.3  Interest.

     (a)  On Base Rate Advances.

          (i) The Borrower shall pay interest on the unpaid principal amount of the Base Rate Advances outstanding from time to time, until such Base Rate Advances are due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid at a simple interest rate per annum equal to the Prime Rate Basis for the Base Rate Advances as in effect from time to time, provided that interest on the Base Rate Advances shall not exceed the Maximum Amount. If at any time the Prime Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Prime Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Prime Rate Basis had been in effect at all times.

          (ii) Interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

     (b)  On LIBOR Advances.

          (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Lender, whose determination shall be controlling in the absence of manifest error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

          (ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on each Quarterly Date during such Interest Period.

     (c) Interest if No Notice of Selection of Interest Rate Basis. If the Borrower fails to give the Administrative Lender timely notice of its selection of a LIBOR Basis or an Interest Period for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the Prime Rate Basis shall apply to the applicable Advance.

     (d) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 8.1(e) or (f) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 8.1(e) or (f) hereof and during any continuance thereof, automatically and without any action by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on each Quarterly Date and on the Maturity Date, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders or all Lenders, as applicable) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate.

     Section 2.4  Fees.

     (a) Commitment Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee on the daily average Unused Portion at the following per annum percentages, applicable in the following situations:

                        Applicability                              Percentage
                        -------------                              ----------

     (a)  The Fixed Charge Coverage Ratio is less than 2.25          0.300
          to 1

     (b)  The Fixed Charge Coverage Ratio is greater than            0.250
          or equal to 2.25 to 1 but less than 3.00 to 1

     (c)  The Fixed Charge Coverage Ratio is greater than            0.200
          or equal to 3.00 to 1 but less than 3.75 to 1

     (d)  The Fixed Charge Coverage Ratio is greater than            0.175
          or equal to 3.75 to 1 but less than 4.50 to 1

     (e)  the Fixed Charge Coverage Ratio is greater than or         0.150
          equal to 4.50 to 1

Such fee shall accrue beginning on the Agreement Date and shall be (i) payable in arrears on each Quarterly Date and on the Maturity Date, fully earned when due and, subject to Section 11.9 hereof, nonrefundable when paid and (ii) subject to Section 11.9 hereof, computed on the basis of a 360-day year, for the actual number of days elapsed. The commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Fixed Charge Coverage Ratio as of the end of the most recent Fiscal Quarter (calculated for the twelve Fiscal Periods preceding the date of determination). Any such increase or reduction in such fee shall be effective on the date of receipt by the Lenders of the financial statements required pursuant to Section 6.1 or 6.2, as applicable, hereof and the Compliance Certificate required pursuant to Section 6.3 hereof. If such financial statements and Compliance Certificate are not received by the Lenders on the date required, the fee payable in respect of the Commitment shall be determined as if the Fixed Charge Coverage Ratio is less than 2.25 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the above, until such time as the Lenders shall have received the financial statements required for the third Fiscal Quarter of the Borrower's 1998 Fiscal Year and related Compliance Certificate, the fee payable in respect of the Commitment shall be determined as if the Fixed Charge Coverage Ratio is greater than or equal to 3.00 to 1 but less than 3.75 to 1.

     (b) Closing Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the account of each Lender, a closing fee equal to the product of each Lender's Specified Percentage of the Commitment multiplied by the following applicable percentage based on the amount of each Lender's requested portion of the Commitment:

       Requested Portion of Commitment              Closing Fee
       -------------------------------              ------------

       $30,000,000 or greater                          0.125%

       Less than $30,000,000 but greater than          0.075%
       or equal to $15,000,000

Such fee shall be payable on the Agreement Date, and, subject to Section 11.9 hereof, fully-earned when due and nonrefundable when paid.

     (c) Other Fees. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the account of the Administrative Lender, the fees provided for in the letter agreement (the "Fee Letter"), dated as of the Agreement Date, between the Borrower and the Administrative Lender on the dates and in the amounts specified therein.

     Section 2.5  Prepayment.

     (a) Voluntary LIBOR Advance Prepayments. Upon two Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Lender, LIBOR Advances may be voluntarily prepaid but only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be irrevocable.

     (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, the Borrower shall prepay applicable outstanding Advances in an amount necessary to reduce the sum of outstanding Advances and Reimbursement Obligations to an amount less than or equal to the Commitment as so reduced. To the extent required by the preceding sentence, the Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. To the extent that outstanding Advances and Reimbursement Obligations exceed the Commitment after any reduction thereof, the Borrower shall repay outstanding Advances in an amount equal to any such excess and all accrued interest attributable to such excess Advances on the date of such reduction.

     (c) Prepayments, Generally. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount which is at least $100,000 and which is an integral multiple thereof. Any voluntary partial payment of a LIBOR Advance shall be in a principal amount which is at least $2,000,000 and which is an integral multiple of $100,000, and to the extent made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

     Section 2.6  Reduction of Commitments.

     (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 5 Business Days' notice by an Authorized Signatory to the Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment, in whole or in part. Each partial reduction shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period unless the Borrower reimburses the Lenders to the extent required pursuant to Section 2.9 hereof.

     (b) Mandatory Reduction. On the Maturity Date, the Commitment shall automatically be reduced to zero.

     (c) General Requirements. Upon any reduction of the Commitment pursuant to this Section, the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

     Section 2.7 Non-Receipt of Funds by the Administrative Lender. Unless the Administrative Lender shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, with interest thereon at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate. No Lender shall be liable for any other Lender's failure to fund an Advance hereunder.

     Section 2.8 Payment of Principal of Advances. The Borrower agrees to pay the principal amount of the Advances to the Administrative Lender for the account of the Lenders as follows:

     (a) Base Rate Advances. The unpaid principal amount of the Base Rate Advances shall be due and payable on the Maturity Date.

     (b) LIBOR Advances. The principal amount of each LIBOR Advance hereunder shall be due and payable on its Payment Date, which principal payment may be made by means of a Refinancing Advance.

     (c) Commitment Reduction. On the date of reduction of the Commitment pursuant to Section 2.6 hereof, including the Maturity Date, the aggregate amount of the applicable Advances outstanding on such date of reduction in excess of the Commitment as reduced minus all outstanding Reimbursement Obligations shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

     (d) Maturity Date. The principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date.

     Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to Section 9.3(b) hereof), the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, subject to Section 11.9 hereof. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be controlling. Such losses shall include, without limiting the generality of the foregoing, reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid prior to the end of the applicable Interest Period, converted and not borrowed, or converted and paid prior to the end of the applicable Interest Period, as the case may be, but shall not include lost profits. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

     Section 2.10  Manner of Payment.

     (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Lender at the Administrative Lender's office, in lawful money of the United States of America constituting immediately available funds.

     (b) Subject to the definition of "Interest Period", if any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension or shortening of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

     (d) If some but less than all amounts due from the Borrower   are received
by the Administrative Lender, the Administrative Lender shall apply such amounts in the following order of priority: (i) to the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable, if any; (ii) to the payment of all other fees then due and payable; (iii) to the payment of interest then due and payable on the Advances; (iv) to the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Advances.

     Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     Section 2.12 Sharing of Payments. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances in excess of its Specified Percentage of all payments made by the Borrower with respect to Advances shall purchase from each other Lender such participation in the Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

     Section 2.14 Booking Loans. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any affiliate. No such action shall result in any liability on the part of the Borrower from such action (except any such action which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law).

     Section 2.15  Taxes.

     (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Lender, taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Lender (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of the Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this Agreement of a Lender or the Administrative Lender; (iii) if applicable, by reason of failure by such Lender or the Administrative Lender to comply with the requirements of paragraph (e) of this Section 2.15; and (iv) which are, in the case of any Lender, Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Lender, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than Taxes described in clause (iv) of the first sentence of Section 2.15(a) hereof) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Administrative Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender or the Administrative Lender (as the case may
be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted (provided that the Borrower shall be reimbursed for any amounts so paid by the Borrower which may later be determined to have been incorrectly or illegally asserted and which are refunded to any Lender), other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Lender, provided, however, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Lender unless and until such Lender or the Administrative Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Lender pursuant to this Section 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Lender (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Lender the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Lender a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Lender, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this
Section 2.15 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

     (e) Each Lender which is not a United States Person hereby agrees that:

          (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.6 hereof after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Lender, with a copy to the Administrative
     Lender:

          (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or

          (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

          (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender, in replacement for the forms previously delivered by it hereunder:

          (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

          (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

          (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause
     (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Lender with a copy to the Administrative Lender, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

          (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

          (v) it shall notify the Borrower within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

     (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender.

     (h) Each Lender (and the Administrative Lender with respect to payments to the Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; provided, however, the Lenders and the Administrative Lender shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this
Section 2.15 and the applicable Lender or the Administrative Lender receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

     Section 2.16  Letters of Credit.

     (a) The Letter of Credit Facility. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (including the Existing Letters of Credit, the "Letters of Credit") for the account of the Borrower or any Subsidiary from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed, at any time outstanding, the lesser of (i) $100,000,000 (the "Letter of Credit Facility") or
(ii) the result of (1) the Commitment minus (2) the aggregate principal amount of Advances and Reimbursement Obligations then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) ten days prior to the Maturity Date or (ii) two years after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or upon satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2 hereof with respect to the Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c) hereof and request the issuance of additional Letters of Credit under this Section 2.16(a).

     (b)  Request for Issuance.

          (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit from the Borrower (a "Notice of Issuance") shall be by automated letter of credit procedures of the Issuing Bank, telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested
     (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit,
     (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in
     Section 11.1 hereof or as otherwise agreed with the Borrower in connection with such issuance.

          (ii) The Issuing Bank shall furnish to each Lender after each Quarterly Date (or each Monthly Date, if requested by any Lender) (A) a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding fiscal quarter and drawings during such fiscal quarter under all Letters of Credit and setting forth each Lender's participation therein and (B) if requested by any Lender, a copy of each Letter of Credit issued during the preceding fiscal quarter.

     (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of an Advance, which shall bear interest at the Prime Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Lender and each Lender. Each Lender shall, on the first Business Day following such notification, make an Advance (or if as a result of any Debtor Relief Law the Lenders are prohibited from making an Advance, each Lender shall fund its participation purchased pursuant to Section 2.16(a) by making such amount available to the Administrative Lender), which shall bear interest at the Prime Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Advance (or such participation). In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Advance (or such participation), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

     (d) Increased Costs. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to Section 2.16(c) hereof, then, upon demand by the Issuing Bank or such Lender, the Borrower shall, subject to Section 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be controlling for all purposes, absent manifest error. The obligations of the Borrower under this Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this
Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

     (e) Obligations Absolute. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to Section 2.16(c) hereof shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

          (ii) (A) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to Section 2.16(c) hereof or (B) any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to Section 2.16(c) hereof; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

     (f)  Compensation for Standby Letters of Credit.

          (i) Credit Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a fee (which shall accrue beginning on the Agreement Date and shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Standby Letters of Credit at the following per annum percentages, applicable in the following situations:

                        Applicability                             Percentage
                        -------------                             ----------
         (a)   The Fixed Charge Coverage Ratio is less than 2.25     1.000
               to 1

         (b)   The Fixed Charge Coverage Ratio is greater than       0.875
               or equal to 2.25 to 1 but less than 3.00 to 1

         (c)   The Fixed Charge Coverage Ratio is greater than       0.750
               or equal to 3.00 to 1 but less than 3.75 to 1

         (d)   The Fixed Charge Coverage Ratio is greater than       0.625
               or equal to 3.75 to 1 but less than 4.50 to 1

         (e)   the Fixed Charge Coverage Ratio is greater than or    0.500
               equal to 4.50 to 1

     The fee payable in respect of the Standby Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Fixed Charge Coverage Ratio as of the end of the most recent Fiscal Quarter (calculated for the twelve Fiscal Periods preceding the date of determination). Any such increase or reduction in such fee shall be effective on the date of receipt by the Lenders of the financial statements required pursuant to Section 6.1 or 6.2, as applicable, hereof and the Compliance Certificate required pursuant to
     Section 6.3 hereof. If such financial statements and Compliance Certificate are not received by the date required, the fee payable in respect of the Letters of Credit shall be determined as if the Fixed Charge Coverage Ratio is less than 2.25 to 1 until such time as such financial statements and Compliance Certificate are received. Notwithstanding the above, until such time as the Lenders shall have received the financial statements required for the third Fiscal Quarter of the Borrower's 1998 Fiscal Year and related Compliance Certificate, the fee payable in respect of the Letters of Credit shall be determined as if the Fixed Charge Coverage Ratio is greater than or equal to 3.00 to 1 but less than 3.75 to
     1. Subject to Section 11.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (ii) Fronting Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the account of the Issuing Bank a fronting fee (which fee shall accrue beginning on the Agreement Date and shall be payable quarterly in arrears on each

     Quarterly Date and on the Maturity Date) equal to 0.125% per annum of the average daily amount available for drawing under all outstanding Standby Letters of Credit, which fronting fee, subject to Section 11.9 hereof, shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     (g)  Compensation for Commercial Letters of Credit.

          (i) Credit Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the pro rata account of each Lender a credit fee (which shall be payable on the date of issuance of each Commercial Letter of Credit) equal to 0.25% per annum of the amount of each such Commercial Letter of Credit.

          (ii) Issuance Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the account of the Issuing Bank an issuance fee (which shall be payable on the date of issuance of each Commercial Letter of Credit) in the amount of $250.

     (h)  L/C Cash Collateral Account.

          (i) Upon the occurrence and during the continuance of an Event of Default and demand by the Administrative Lender pursuant to Section 8.2(c) hereof (but in the case of an Event of Default pursuant to Section 8.1(e) or (f) hereof, without any demand or the taking of any other action by the Administrative Lender or any Lender), the Borrower will promptly pay to the Administrative Lender in immediately available funds an amount equal to the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Lender shall be deposited by the Administrative Lender in a deposit account maintained by the Issuing Bank (the "L/C Cash Collateral Account").

          (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Lender (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Lender's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Lender and the Borrower shall have no right to withdraw or to cause the Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon the Administrative Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral

     Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

          (iii) The Administrative Lender shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations and (B) after the Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to the Borrower.

          (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Lender to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Lender shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Lender's name for the account of the Lenders, subject to the ownership interest therein of the Borrower. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Lender and the Lenders harmless from any and all such losses and taxes. Administrative Lender may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Lender) as a result of such application.

          (v) After the establishment of the L/C Cash Collateral Account pursuant to Section 2.16(h)(i) hereof, the Borrower shall pay to the Administrative Lender the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

          (vi) At such time, if any, that the amount of the L/C Cash Collateral Account exceeds the aggregate amount of the outstanding Reimbursement Obligations and any other

     Obligations due and payable, the Administrative Lender shall promptly distribute to the Borrower funds from the L/C Cash Collateral Account in an amount equal to such excess.

     Section 2.17 Extension of Maturity Date. The Borrower may notify the Administrative Lender in writing by February 1 of each year while this Agreement is in effect, commencing February 1, 1999, of its desire to extend the Maturity Date for an additional 12 months beyond the then present Maturity Date. If such notice is given by the Borrower, the Administrative Lender, by the immediately following March 15 of each year while this Agreement is in effect will notify the Borrower in writing of the Lenders' decision whether to extend the Maturity Date. Extension of the Maturity Date shall be at the sole option and discretion of the Lenders, and the decision to extend the Maturity Date shall require the consent of all Lenders. If either the Borrower or the Administrative Lender fail to give notice within the time prescribed above, the Maturity Date shall be the then present Maturity Date. An extension of the Maturity Date pursuant to this Section 2.17 shall not require any renewal Note or amendment of or supplement to this Agreement or any other Loan Document unless otherwise required by the Administrative Lender.


                                   ARTICLE 3

                              Conditions Precedent
                              --------------------

     Section 3.1 Conditions Precedent to Closing, the Initial Advance and the Initial Letters of Credit. The obligation of each Lender to sign this Agreement and to make the initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit are subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender:

     (a) A loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Certificate of Incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (iii) a copy of the resolutions of the Board of Directors of the Borrower authorizing it to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is qualified to do business;

     (b) a certificate of an officer acceptable to the Lenders of each Subsidiary, certifying as to the incumbency of the officers signing the Loan Documents to which it is a party, and including (i) a copy of its Certificate of Incorporation, partnership agreement, trust agreement or other governing documents, as applicable, certified as true, complete and correct by the secretary of state of its state of incorporation or creation, (ii) if applicable, a copy of its By-Laws, as in effect on the Agreement Date, (iii) a copy of the resolutions or other appropriate authorization authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (iv) if applicable, a copy of a certificate of good standing and a certificate of existence for its state of incorporation or creation and each state in which it is qualified to do business;

     (c) a duly executed Note payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment, respectively;

     (d) opinion of counsel to the Borrower and each Subsidiary addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering the matters set forth in Sections 4.1(a), (b), (c),
(h), (m), (n) and (p) hereof and such other matters incident to the transactions contemplated hereby as the Administrative Lender or Special Counsel may reasonably request;

     (e) reimbursement for the Administrative Lender for Special Counsel's reasonable and customary fees (on an hourly basis) and expenses rendered through the date hereof;

     (f) evidence that all corporate, partnership or trust proceedings of the Borrower and Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

     (g)  any fees required to be paid pursuant to the Fee Letter;

     (h) a duly executed and completed Subsidiary Guaranty, dated as of the Agreement Date;

     (i) simultaneously with the making of the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all Liens against assets of the Borrower and its Subsidiaries other than Permitted Liens;

     (j)  the fees required to be paid pursuant to Section 2.4(b) hereof;

     (k) all amounts owed under the Existing Credit Agreement, whereupon the Existing Credit Agreement shall automatically terminate and be of no further force or effect, except that the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to the Letter of Credit Facility provided for in this Agreement; and

     (l) in form and substance reasonably satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation, a Compliance Certificate, appropriately completed, the status, organization or authority of the Borrower or any Subsidiary, the enforceability of the Obligations.

     Section 3.2 Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance hereunder and the obligation of the Issuing Bank to issue each Letter of Credit is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance:

     (a) With respect to Advances other than Refinancing Advances and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) hereof or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance, is received by the Administrative Lender from the Borrower prior to the making of such Advance;

     (c) There shall not exist a Default hereunder with respect to (i) Advances other than Refinancing Advances and (ii) the issuance of each Letter of Credit; and, with respect to each Advance other than a Refinancing Advance, the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification); and

     (d) The aggregate Advances and Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder.


                                   ARTICLE 4

                         Representations and Warranties
                         ------------------------------

     Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

     (a) Organization; Power; Qualification. As of the Agreement Date, the respective jurisdiction of incorporation or organization and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries listed on
Schedule 4 are true and correct. Each of the Borrower and its Subsidiaries is a corporation, partnership, business trust or other legal Person duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Subsidiaries has the corporate or other legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries is duly qualified and in good standing as set forth in

Schedule 8 and authorized to do business as set forth in Schedule 9 and no qualification or authorization is necessary in any other jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

     (b) Authorization. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and its Subsidiaries has corporate or other legal power and has taken all necessary corporate or other legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or the Subsidiary executing it. Each of the Loan Documents to which the Borrower and its Subsidiaries are party is a legal, valid and binding respective obligation of the Borrower or the Subsidiary, as applicable, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary).

     (c) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained except as shown on Schedule 7, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation, by-laws, partnership agreement, trust agreement or other governance document of the Borrower or any Subsidiary, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any Subsidiary is a party or by which they or their respective properties may be bound except as shown on Schedule 7, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary, except Permitted Liens.

     (d) Business. The Borrower and its Subsidiaries are engaged (i) primarily in the sale, manufacture, assembly, repair and distribution of computer hardware, computer accessories and software products, consumer electronic products, general office business equipment and related telecommunications and multi-media electronics products and equipment, and other products, training and services that are related to or complementary to all or any of the foregoing and
(ii) not as a primary line of business, in franchising and operating a finance company; provided, however, Subsidiaries of the Borrower may engage in Securitizations permitted by Section 7.4(a)(iii) hereof and activities related to such Securitizations, provided that any Subsidiary that engages in such Securitizations shall engage in no other business.

     (e) Licenses, etc. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except such Necessary Authorizations which in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof, except such Necessary Authorizations which in the aggregate would not reasonably be expected to have a Material Adverse Effect. No circumstance exists which might impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation.

     (f) Compliance with Law. The Borrower and its Subsidiaries are in compliance in all respects with all Applicable Laws, except where the failure to so comply would not have a Material Adverse Effect, taken as a whole.

     (g) Title to Properties. The Borrower and its Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets free of Liens, except Permitted Liens. The Borrower and its Restricted Subsidiaries have not signed any financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

     (h) Litigation. As of the Agreement Date, except as reflected on Schedule 3 hereto, there is no action, suit or proceeding pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body which could reasonably be expected to result in the payment of $5,000,000 or more by the Borrower or any of its Subsidiaries (after deducting the amount with respect to which the Borrower or any Subsidiary is insured). Except as reflected on
Schedule 3 hereto, there is no action, suit or proceeding pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body which would reasonably be expected to have a Material Adverse Effect.

     (i) Taxes. All federal, state and other tax returns of the Borrower and its Subsidiaries required by law to be filed have been duly filed or extensions have been timely filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their taxes are, in the judgment of the Borrower, adequate.

     (j) Financial Statements; Material Liabilities. The Borrower has furnished or caused to be furnished to the Lenders copies of its June 28, 1997 audited annual financial statements and December 27, 1997 unaudited quarterly financial statements, which were prepared in good faith and complete in all material respects and presented fairly in accordance with GAAP on a consolidated basis the financial position of the Borrower and its Subsidiaries as at such dates and the results of operations for the periods then ended, subject to normal year-end adjustments in the case of such unaudited quarterly financial statements. As of the Agreement Date, the Borrower and its Subsidiaries taken as a whole have no material liabilities, contingent or otherwise, nor material losses, except as
(i) set forth in the June 28, 1997 audited annual financial statements and December 27, 1997 unaudited quarterly financial statements, and Borrower's Form 10-K and 10-Q for such respective periods, and (ii) shown on Schedule 3 hereto.

     (k) No Adverse Change. Since June 28, 1997, there has been no material adverse change in the business, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole.

     (l) ERISA. None of the Borrower nor any member of its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Lender in writing. Each such Plan (other than any Multiemployer
Plan) is in compliance with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably be expected to have a Material Adverse Effect, have been duly filed. All such reports are true and correct in all respects as of the date given, except where any error could not reasonably be expected to have a Material Adverse Effect. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), and no funding waiver from the Internal Revenue Service been received or requested with respect to any such Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by
Section 412 of the Code or Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA the result of which could reasonably be expected to have a Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the formation of the Borrower which could reasonably be expected to have a Material Adverse Effect. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date by an amount which could reasonably be expected to have a Material Adverse Effect. There are no pending, or to the best of the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or, to the best of the

Borrower's knowledge, any member of its Controlled Group, has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA which, in each such instance or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069 the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established any Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), which, in each such instance or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains, has established, or has ever participated in a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

     (m) Compliance with Regulations G, T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Subsidiaries are margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     (n) Governmental Regulation. The Borrower and its Subsidiaries are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowings hereunder.

     (o) Absence of Default. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their certificate of incorporation, by-laws, partnership agreement, trust agreement or other governing document, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, an Event of Default.

     (p) Investment Company Act. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (q) Environmental Matters. Neither the Borrower nor any Subsidiary has any current actual knowledge that any substance deemed hazardous by any Applicable Environmental Law, has been installed (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on any real property leased by the Borrower or any of its Subsidiaries, in either case in a manner which does not comply with Applicable Environmental Laws, the effect of which would reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries are not in material violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Applicable Environmental Laws, the effect of which would reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries have not obtained and are not required to obtain any permits, licenses or similar authorizations other than certificates of occupancy and building permits to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property owned or leased by the Borrower or any Subsidiary by reason of any Applicable Environmental Laws, the effect of which would reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries undertook, at the time of acquisition of fee title to any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and its Subsidiaries have taken reasonable steps to determine, and the Borrower and its Subsidiaries have no current actual knowledge, that any hazardous substances or solid wastes have been disposed of or otherwise released (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on or to any real property leased by Borrower or any of its Subsidiaries, all within the meaning of the Applicable Environmental Laws, the effect of which would reasonably be expected to result in a Material Adverse Effect.

     (r) Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitments or the Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (s) Necessary Authorizations. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could result in the imposition of any restriction thereon of such a nature, in either event that would reasonably be expected to result in a Material Adverse Effect.

     (t) Intellectual Property. The Borrower and its Subsidiaries have collectively obtained, applied for or have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that the Borrower deems necessary for the operation of their business as presently conducted and as proposed to be conducted or except for any failure to obtain, apply for or have the right to use which would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed to the Lenders in writing on or prior to the Agreement Date, nothing has come to the current actual knowledge of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary may infringe any valid and/or enforceable patent, trademark, service mark, trade name, copyright and/or license or other right owned by any other Person, the effect of which would reasonably be expected to result in a Material Adverse Effect, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary contesting its right to sell or use any such process, method, part or other material, which if determined adversely to the Borrower or any Subsidiary would reasonably be expected have a Material Adverse Effect.

     (u) Disclosure. As of the Agreement Date, neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Subsidiary in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. As of the Agreement Date, there is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Subsidiaries, or in the future could reasonably be expected (so far as the Borrower can now reasonably foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby. All written information furnished after the Agreement Date by the Borrower and its Subsidiaries to the Administrative Lender and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true and accurate in every material respect, or, in the case of projections, based on reasonable estimates, on the date as of which such information is stated or certified.

     (v) Solvency. The Borrower is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

     (w) Common Enterprise. The Borrower and its Subsidiaries are engaged in the businesses set forth in Section 4.1(d) hereof. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrower and various of the Subsidiaries, as required for the continued successful operation of the Borrower and its Subsidiaries as a whole. The Borrower has requested Lenders to make credit available hereunder primarily for the purposes of financing the operations of the Borrower and its Subsidiaries. The Borrower and its Subsidiaries expect to derive benefit (and the boards of directors or other governing body of the Borrower and its Subsidiaries have determined that the Subsidiaries may reasonably be expected to derive benefit), directly or indirectly, from the credit extended by Lenders hereunder, both in their separate capacities and as members of the group of companies, since the successful operation and condition of the Borrower and its Subsidiaries is dependent on the continued successful performance of the functions of the group as a whole.

     Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Advance, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.


                                   ARTICLE 5

                               General Covenants
                               -----------------

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 5.1 Preservation of Existence and Similar Matters. The Borrower shall, and shall cause each Subsidiary to:

     (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which would not reasonably be expected to have a Material Adverse Effect; and

     (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     Section 5.2 Business; Compliance with Applicable Law. The Borrower and its Subsidiaries shall (a) engage primarily in the businesses set forth in
Section 4.1(d) hereof, and (b) comply in all material respects with the requirements of all Applicable Law unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

     Section 5.3 Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate (in the reasonable judgment of the Borrower) repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4 Accounting Methods and Financial Records. The Borrower shall, and shall cause each Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries shall maintain a fiscal year ending on the last Saturday of June.

     Section 5.5 Insurance. The Borrower shall, and shall cause each Subsidiary to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability.

     Section 5.6 Payment of Taxes and Claims. The Borrower shall, and shall cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Subsidiary to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

     Section 5.7 Visits and Inspections. The Borrower shall, and shall cause each Subsidiary to, promptly permit representatives of the Administrative Lender or any Lender from time to time after notice by the Administrative Lender or any Lender no later than the previous Business Day to (a) visit and inspect the properties of the Borrower and any Subsidiary as often as the Administrative Lender or any Lender shall reasonably deem advisable, (b) audit, inspect and make extracts from and copies of the Borrower's and each Subsidiary's books and records, and (c) discuss with the Borrower's and each Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects;

provided, however, except as otherwise provided in the last sentence of this
Section 5.7, the Borrower's obligation to reimburse the Administrative Lender or any Lender for expenses related to such inspections and audits shall not exceed in the aggregate $10,000 per year. Prior to the occurrence of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the occurrence and during the continuance of an Event of Default, (i) such visits and inspections shall be conducted at any time requested by the Administrative Lender or any Lender without any requirement for advance notice and (ii) there shall be no limitation on the Borrower's liability for the payment of reasonable expenses related to inspections and audits performed by the Administrative Lender or any Lender.

     Section 5.8 Payment of Indebtedness. Subject to Section 5.6 hereof, the Borrower shall, and shall cause each Subsidiary to, pay its Indebtedness when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

     Section 5.9 Use of Proceeds. The Borrower shall use the proceeds of Advances for general corporate purposes, including, without limitation, (i) refinancing all outstanding debt (other than in respect of the Existing Letters of Credit) under the Existing Credit Agreement, (ii) working capital advances,
(iii) capital expenditures, (iv) acquisitions, (v) funding reimbursements of letter of credit drawings, and (vi) repurchasing or redeeming the Senior Subordinated Notes in part or in full.

     SECTION 5.10  INDEMNITY.

     (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE LENDER, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES) OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY SUBSIDIARY OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE

ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY SUBSIDIARY), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MANAGEMENT OF THE ADVANCES, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE LENDER OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE LENDER OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, (ii) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT AND (iii) THE BREACH BY ANY LENDER OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH REPRESENTATION.

     (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE LENDER, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

     Section 5.11 Environmental Law Compliance. The use which the Borrower or any Subsidiary intends to make of any real property which is owned or leased by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property which is in violation of Applicable Environmental Laws. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and

"disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or lessen the meaning of any term defined thereby, such broader or lesser meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader or lesser than that specified in either CERCLA or RCRA, such broader or lesser meaning shall apply. THE BORROWER AGREES TO INDEMNIFY AND HOLD THE ADMINISTRATIVE LENDER AND EACH LENDER HARMLESS FROM AND AGAINST, AND TO REIMBURSE THEM WITH RESPECT TO, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, REASONABLE COSTS AND REASONABLE EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURTS COSTS) OF ANY KIND OR CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY ANY OF THEM AT ANY TIME AND FROM TIME TO TIME BY REASON OF OR ARISING OUT OF
(a) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER REGARDING ASBESTOS OR APPLICABLE ENVIRONMENTAL LAWS, (b) ANY VIOLATION ON OR BEFORE THE RELEASE DATE OF ANY APPLICABLE ENVIRONMENTAL LAW IN EFFECT ON OR BEFORE THE RELEASE DATE, AND (c) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE EXISTING OR OCCURRING ON OR PRIOR TO THE RELEASE DATE (INCLUDING WITHOUT LIMITATION THE PRESENCE ON SUCH REAL PROPERTY OR RELEASE FROM SUCH REAL PROPERTY OF HAZARDOUS SUBSTANCES OR SOLID WASTES DISPOSED OF OR OTHERWISE RELEASED ON OR PRIOR TO THE RELEASE DATE), RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP OF THE REAL PROPERTY, REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, INCLUDING IN CONNECTION WITH, OR AS A RESULT OF, IN WHOLE OR IN PART, OF ANY NEGLIGENCE OF ADMINISTRATIVE LENDER OR ANY LENDER; PROVIDED THAT, THE BORROWER SHALL NOT BE UNDER ANY OBLIGATION TO INDEMNIFY THE ADMINISTRATIVE LENDER OR ANY LENDER TO THE EXTENT THAT ANY SUCH LIABILITY ARISES AS THE RESULT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE PROVISIONS OF THIS PARAGRAPH SHALL (i) SURVIVE THE RELEASE DATE AND SHALL CONTINUE THEREAFTER IN FULL FORCE AND EFFECT AND (ii) CONTROL OVER THE PROVISIONS OF SECTION 5.10 HEREOF TO THE EXTENT OF ANY CONFLICT RELATED TO ENVIRONMENTAL MATTERS.

                                   ARTICLE 6

                             Information Covenants
                             ---------------------

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender, subject to such Lender having executed a Confidentiality Agreement:

     Section 6.1 Quarterly Financial Statements and Information. Within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statement of operations for such Fiscal Quarter and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, and a consolidated statement of cash flows for the elapsed portion of the year ended with the last day of such Fiscal Quarter, all of which shall be certified by the president or chief financial officer of the Borrower, to be, in his or her opinion acting solely in his or her capacity as an officer of the Borrower, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such Fiscal Quarter, and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, subject only to normal year-end adjustments.

     Section 6.2 Annual Financial Statements and Information; Certificate of No Default.

     (a) Within 90 days after the end of each Fiscal Year, a copy of (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of the current and prior Fiscal Years and (ii) the consolidated and consolidating statements of operations and consolidated statements of stockholders' equity, and consolidated statements of changes in cash flows as of and through the end of such Fiscal Year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

     (b) As soon as available, but in any event within 90 days following the end of each Fiscal Year, a copy of the annual consolidated operating budget of the Borrower and its Subsidiaries for the succeeding Fiscal Year.

     Section 6.3 Compliance Certificate. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, the Compliance Certificate, completed as provided therein.

     Section 6.4   Copies of Other Reports and Notices.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Borrower or any Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof, and, if requested by the Administrative Lender, any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to stockholders generally, (iii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof, except for those related to registration statements on Form S-8) filed by the Borrower or any Subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Borrower or any Subsidiary;

     (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Subsidiary in excess of $10,000,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any Capitalized Lease Obligation in excess of $10,000,000 or any party to any obligations in respect of Operating Leases, the termination or default with respect to which could reasonably be expected to have a Material Adverse Effect, has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a breach by the Borrower or any Subsidiary under any agreement or instrument other than this Agreement to which the Borrower or any Subsidiary is a party or by which any of their properties may be bound, if any such event could reasonably be expected to have a Material Adverse Effect, or (iv) any event, circumstance or condition which could reasonably be expected to be classified as a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from any federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law, or might result in the payment of money by the Borrower or any Subsidiary in an amount of $10,000,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization; and

     (d) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the financial position, projections, results of operations or business of the Borrower and its Subsidiaries, as the Administrative Lender or any Lender may reasonably request.

     Section 6.5 Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

     (a) The commencement of all proceedings and investigations by or before any governmental body, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) which could reasonably be expected to result in the payment of $10,000,000 or more by the Borrower or any of its Subsidiaries (after deducting the amount with respect to which the Borrower or any Subsidiary is insured), against or in any other way relating directly to the Borrower, any Subsidiary, or any of their properties or businesses;

     (b) Promptly upon the happening of any condition or event of which the Borrower has current actual knowledge which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

     (c) Any material adverse change with respect to the business, financial position, results of operations or prospects of the Borrower or any Subsidiary, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

     Section 6.6   ERISA Reporting Requirements.

     (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group has current actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group has current actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or of the filing of a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of such event that is given to the PBGC;

     (b) Promptly and in any event within three Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly upon the request of the Administrative Lender, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan of which Borrower or any member of its Controlled Group is the "plan sponsor";

     (d) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA which could reasonably be expected to have a Material Adverse Effect, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (e) Notification within 30 days after any increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing which could in any such situations reasonably be expected to have a Material Adverse Effect;

     (f) Notification within three Business Days after the Borrower or any member of its Controlled Group knows that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (g) Within three Business Days after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE 7

                               Negative Covenants
                               ------------------

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 7.1 Indebtedness. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b) Accounts payable and accrued liabilities incurred in the ordinary course of business, including but not limited to advances to customers and floor plan financing arrangements;

     (c)  Guaranties to the extent permitted under Section 7.5 hereof;

     (d) Indebtedness for the purpose of acquiring and/or constructing new store locations; Indebtedness secured by Existing Store Locations which does not exceed the original cost of acquiring and/or constructing such Existing Store Locations; refinancings (but not increases) of such Indebtedness; and Capitalized Lease Obligations;

     (e) Indebtedness of (i) a Restricted Subsidiary to the Borrower, (ii) a Restricted Subsidiary to a Restricted Subsidiary or (iii) the Borrower to a Restricted Subsidiary;

     (f)  Indebtedness existing on the Agreement Date which is described on
Schedule 6 hereto, including renewals and refinancings (but no increases) thereof;

     (g) Indebtedness in respect of deferred income Taxes, deferred revenues, commitments, contingencies and reserves, in each case to the extent set forth on the balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP;

     (h) Securitization Indebtedness incurred in respect of Securitizations permitted pursuant to Section 7.4(a)(iii) hereof and any repurchase obligations related to such Securitizations;

     (i) Indebtedness under the Senior Subordinated Notes and other Subordinated Debt (whether or not as an immediate refinancing or replacement of the Senior Subordinated Notes); provided that the aggregate principal amount of such Indebtedness under this clause (i) shall not exceed $110,000,000 outstanding at any time; and

     (j)  Indebtedness not otherwise permitted pursuant to clauses (a) through
(i) above, not to exceed $300,000,000 in aggregate principal amount outstanding at any time; provided, however, that (A) no more than $100,000,000 in aggregate principal amount of such Indebtedness may be Senior Debt and (B) no more than $50,000,000 in aggregate principal amount of such Senior Debt shall have an original maturity date earlier than 180 days after the Maturity Date.

     Section 7.2 Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, become subject to any Negative Pledge other than a Negative Pledge in respect of Indebtedness permitted by Sections 7.1(b), (d) or (h) hereof; provided that any such permitted Negative Pledge shall relate only to the assets purchased or acquired or which are the subject of a Securitization permitted by Section 7.4(a)(iii) hereof.

     Section 7.3 Investments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Investment, except that the Borrower may purchase or otherwise acquire and own:

     (a)  Cash and Cash Equivalents;

     (b) Investments in, or transfers of any assets to, one or more Subsidiaries that (i)(A) are or immediately become subject to the provisions hereof, and (B) are or immediately become party to the Subsidiary Guaranty, (ii) have been formed for the sole purpose of engaging in a Securitization permitted by Section 7.4(a)(iii) hereof, or (iii) is an Unrestricted Subsidiary; provided, however, the aggregate amount of Investments in Unrestricted Subsidiaries pursuant to this clause (iii) (calculated on a net basis by taking into account any proceeds received by the

Borrower or any Restricted Subsidiary on a liquidation or repayment of any such Investments) shall not exceed, together with other Investments pursuant to
Section 7.3(f) hereof, 15% of Net Worth at any time;

     (c) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

     (d)  Investments in existence on the Agreement Date which are described on
Schedule 5 hereto;

     (e) Investments in the form of loans to directors, officers and employees and any Guaranties thereof to the extent permitted pursuant to Sections 7.5 and
7.6 hereof;

     (f) Other Investments (calculated on a net basis by taking into account any proceeds received by the Borrower or any Restricted Subsidiary on a liquidation or replacement of any such Investment) not to exceed, together with Investments in Unrestricted Subsidiaries pursuant to Section 7.3(b)(iii) hereof, 15% of Net Worth at any time; and

     (g) Investments in residual interests in any Securitization permitted pursuant to Section 7.4(a)(iii) hereof.

     Section 7.4 Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business other than (i) inventory and other assets sold in the ordinary course of business (which shall include sales of stores), (ii) transfers of assets from the Borrower to a Restricted Subsidiary or from a Subsidiary to the Borrower or from a Subsidiary to a Restricted Subsidiary, (iii) sales or pledges of Accounts or interests in Accounts pursuant to Securitizations not to exceed $200,000,000 in aggregate amount outstanding at any time during the term of this Agreement, (iv) liquidate, sell or otherwise dispose of Investments permitted pursuant to
Section 7.3 hereof, (v) any sale, transfer, discount or other transaction permitted by Sections 7.12 and 7.13 hereof, and (vi) any other sale, lease, abandonment, transfer or disposition in any Fiscal Year of assets for full and fair consideration and which assets do not in aggregate amount exceed 5% of Net Worth as of the end of the immediately preceding Fiscal Year;

     (b) enter into any merger or consolidation (i) unless with respect to a merger or consolidation, the Borrower shall be the surviving corporation, unless the merger or consolidation involves a Restricted Subsidiary and the Borrower is not merging or consolidating with another Person, and either (A) such Restricted Subsidiary shall be the surviving corporation, (B) the survivor of the merger becomes a Restricted Subsidiary that becomes a party to the Subsidiary Guaranty,
(C) the entity formed in the consolidation becomes a Restricted Subsidiary that becomes a party to the Subsidiary Guaranty, or (D) the survivor is, or is properly designated as, an

Unrestricted Subsidiary, (ii) if such transaction is being utilized to circumvent compliance with any term or provision herein and (iii) unless no Default or Event of Default shall then be in existence or occur as a result of such transaction; or

     (c) create or acquire any Subsidiary, except as permitted by Section 7.3(b) hereof.

     Section 7.5 Guaranties. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time make or issue any Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty, of any obligation of any other Person except (a) the Subsidiary Guaranty, (b) the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (c) the Guaranty of any Indebtedness permitted by Section
7.1 hereof, and (d) the Guaranty of Indebtedness of directors, officers and employees of the Borrower and its Subsidiaries during any Fiscal Year not to exceed, together with the loans to officers and employees permitted pursuant to
Section 7.6 hereof (calculated net of loan repayments) for such Fiscal Year, $1,000,000 in aggregate amount.

     Section 7.6 Restricted Payments. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly declare, pay or make any Restricted Payments; provided, however, (a) any Restricted Subsidiary may declare and pay Dividends to the Borrower or another Restricted Subsidiary, (b) the Borrower may make loans to directors, officers and employees of Borrower and its Subsidiaries during any Fiscal Year (calculated net of loan repayments), together with the Guaranty of Indebtedness of directors, officers and employees permitted pursuant to Section 7.5 hereof during such Fiscal Year, in an aggregate amount not to exceed $1,000,000, (c) the Borrower may defease, redeem, repurchase or prepay the Senior Subordinated Notes in part or in full, and (d) the Borrower may pay Dividends and make Treasury Stock Purchases (net of cash proceeds received by the Borrower upon the reissuance of any treasury stock) of its shares of capital stock in an aggregate amount not to exceed the sum of (i) $50,000,000, plus (ii) 50% of cumulative Net Income for the period from, but not including, September 27, 1997 through the date of the proposed payment or purchase (but excluding from the calculation of such cumulative Net Income the effect, if any, of any Fiscal Quarter (or portion of a Fiscal Quarter not then ended) of the Borrower for which Net Income was a negative number); provided, however, the Borrower shall not pay or make any such Restricted Payments set forth in clause (b), (c) or (d) above unless there shall exist no Default prior to or after giving effect to any such proposed Restricted Payment.

     Section 7.7 Affiliate Transactions. Except (i) for the Subsidiary Guaranty and (ii) as otherwise expressly permitted herein to the contrary, the Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time engage in any transaction with an Affiliate (other than the Borrower or any Restricted Subsidiary), nor make an assignment or other transfer of any of its assets or properties to any Affiliate (other than the Borrower or any Restricted Subsidiary) other than Investments in Unrestricted Subsidiaries permitted to be made pursuant to Section 7.3(b)(iii) hereof, on terms materially less advantageous to the Borrower or Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business). The Borrower shall not, and shall not permit any Restricted Subsidiary to, in any event incur or suffer to exist any Indebtedness

(other than Indebtedness permitted pursuant to Section 7.1(b) or (h) hereof) or Guaranty (other than a Guaranty of Indebtedness permitted pursuant to Section 7.1(b) or (h) hereof) in favor of any Affiliate (other than the Borrower or any Restricted Subsidiary), unless such Affiliate shall subordinate the payment and performance thereof to the Obligations on terms, conditions and documentation satisfactory to the Determining Lenders. Notwithstanding the foregoing, the Borrower may loan the proceeds of Advances to Restricted Subsidiaries, so long as (a) there shall exist no Event of Default prior to or after giving effect to such proposed loan and (b) entries in the financial records of the Borrower and the borrowing Subsidiaries are made evidencing such loans and repayments thereof.

     Section 7.8 Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan the result of which could reasonably be expected to have a Material Adverse Effect, (b) permit to exist any ERISA Event, or any other event or condition related to a Plan subject to Title IV of ERISA the result of either of which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan the result of which could reasonably be expected to have a Material Adverse Effect, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice, the result of which could reasonably be expected to have a Material Adverse Effect, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group that is subject to Title IV of ERISA (using the actuarial assumptions utilized by each such Plan) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan, by an amount which could reasonably be expected to have a Material Adverse Effect.

     Section 7.9 Leverage Ratio. The Borrower shall not permit the Leverage Ratio to exceed 3.00 to 1 at the end of any Fiscal Quarter.

     Section 7.10 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 2.00 to 1 at the end of any Fiscal Quarter.

     Section 7.11 Net Worth. The Borrower shall not permit the Net Worth to be less than an amount equal to the sum of (a) $384,800,000, plus (b) 50% of cumulative Net Income for the period from, but not including, September 27, 1997 through the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any fiscal quarter (or portion of a fiscal quarter not then ended) of the Borrower for which Net Income was a negative number), plus (c) an amount equal to 75% of the net worth of any Person that becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower to the extent the purchase price paid therefor is paid in equity securities of the Borrower or any Subsidiary of the Borrower, plus (d) 75% of the Net Cash Proceeds (but without duplication) of any offerings of capital stock or other equity interests of the Borrower or any of its Subsidiaries or pursuant to the conversion or exchange of any convertible

Subordinated Debt or redeemable preferred stock into capital stock or other equity interests of the Borrower or any of its Subsidiaries since September 27, 1997.

     Section 7.12 Sale and Leaseback. If a Default or Event of Default shall occur and be continuing, the Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

     Section 7.13 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, with or without recourse, for discount or otherwise, any notes or accounts receivable other than in respect of Securitizations to the extent permitted pursuant to Section 7.4(a)(iii) hereof.

     Section 7.14 Amendment and Modification of Subordinated Debt Documents. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of any of the documents governing or evidencing any Subordinated Debt which (i) the Determining Lenders deem material (including, without limitation, provisions relating to events of default, acceleration rights, interest rates, maturity date, redemption price, subordination, payment dates, guaranties, collateral, covenants and the definitions with respect thereto (including, without limitation, the definition of "Change of Control")) or (ii) places any further restrictions on the Borrower or its Restricted Subsidiaries or increases the obligations of the Borrower or any Restricted Subsidiary thereunder or confers on the holders thereof any additional rights.

     Section 7.15 Acquisitions. The Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Acquisition; provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, the Borrower or any Restricted Subsidiary may make Acquisitions so long as (i) such Acquisition shall not be opposed by the board of the directors of the Person being acquired, (ii) if the Acquisition Consideration for such Acquisition is equal to or greater than $150,000,000, the Administrative Lender shall have received written notice of such Acquisition at least 15 calendar days prior to the date of consummation of such Acquisition, together with a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition, (iii) the assets, property or business acquired shall be within the description contained in Section 4.1(d) hereof, and (iv) if the Acquisition results in a new Restricted Subsidiary, (A) such Subsidiary shall execute a Subsidiary Guaranty and (B) the Administrative Lender receives within five (5) calendar days after the consummation of such Acquisition such board resolutions, officer's certificates and opinions of counsel as the Administrative Lender shall reasonably request in connection with such Acquisition.

     Section 7.16 Unrestricted Subsidiaries. The Borrower shall not permit either the aggregate amount of (a) EBITDAR calculated with respect to all Unrestricted Subsidiaries only during any period of twelve consecutive Fiscal Periods to exceed 10% of EBITDAR of the Borrower and all of its Subsidiaries during any such period of twelve consecutive Fiscal Periods or (b) assets of all Unrestricted Subsidiaries as of the end of any Fiscal Quarter to exceed 10% of the assets of the Borrower and all of its Subsidiaries as of the end of any such Fiscal Quarter.


                                   ARTICLE 8

                                    Default
                                    -------

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

     (b) The Borrower shall default in the payment of any (i) principal under any Note or (ii) interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the other Loan Documents, when due, which Default with respect to clause (ii) immediately preceding only is not cured within three Business Days after notice (which may be telephonic) from the Administrative Lender thereof;

     (c) The Borrower or any Subsidiary shall default in the performance or observance of any agreement or covenant contained in Section 5.1 or Article 7 hereof;

     (d) The Borrower or any Subsidiary shall default in the performance or observance of any other agreement or covenant contained in this Agreement or any other Loan Document not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of 30 days after notice from the Administrative Lender thereof;

     (e) There shall be entered a decree or order by a court having jurisdiction in the premises constituting an order for relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Subsidiary, and any such decree or order shall continue unstayed and in effect for a period of 60 consecutive days;

     (f) The Borrower or any Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of their respective properties, or the Borrower or any Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Subsidiary shall take any action in furtherance of any such action;

     (g) A final judgment or judgments shall be entered by any court against the Borrower or any Subsidiary for the payment of money which exceeds $5,000,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $5,000,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

     (h) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $5,000,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $5,000,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $5,000,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $5,000,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Lender, the Administrative Lender shall have reasonably determined and have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan subject to Title IV of ERISA or the assets thereof; (viii) the benefits of any Plan subject to Title IV of ERISA shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any such Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause
(f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the amount of liability that the Borrower or any member of its Controlled Group reasonably is likely to incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $5,000,000;

     (i) Any Loan Document shall be the subject of any proceeding instituted by any Person other than a Lender (except in connection with any Lender's exercise of any remedies under the Loan Documents), or there shall exist any litigation with respect to any Loan Document, or any Person shall challenge in any manner whatsoever the validity or enforceability of any Loan Document; provided, however, that during any such time any such circumstance shall be bonded or stayed in accordance with Applicable Law and to the satisfaction of each Lender, such circumstance shall not be an Event of Default;

     (j) The Borrower or any Subsidiary shall default in the payment of any Indebtedness or any lease obligations in respect of Operating Leases in an aggregate amount of $10,000,000 or more beyond any grace period provided with respect thereto, or any other event or condition shall exist, pursuant to any agreement or instrument under which such Indebtedness or such lease obligation is created or evidenced beyond any applicable grace period, if the effect of such event or condition is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) or the obligee in respect of such lease obligation to (i) cause such Indebtedness or lease obligation to become due or payable prior to its date of maturity or expiration or (ii) require the Borrower or any Subsidiary to purchase or redeem such Indebtedness; provided, however, notwithstanding the above, there shall not occur an Event of Default under this Section 8.1(k) hereof with respect to lease obligations under Operating Leases if defaults with respect thereto are being contested in good faith by appropriate proceedings and adequate reserves, if required by GAAP, have been established therefor;

     (k) Any lease of the Borrower or any Subsidiary shall terminate or cease to be effective, and the termination or cessation thereof, together with all other leases, if any, which have been terminated or cease to be effective, could reasonably be expected to have a Material Adverse Effect; provided, however, that such termination or cessation of a lease shall not constitute an Event of Default if another lease reasonably satisfactory to each Lender is contemporaneously substituted therefor;

     (l) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Lender or any Lender) in all material respects, or any such party shall so state in writing;

     (m)  A Change of Control shall have occurred; or

     (n) The Borrower shall fail to give the written notice required to be delivered to the Administrative Lender pursuant to Section 9.07 of the Indenture.

     Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

     (a) With the exception of an Event of Default specified in Section 8.1(e) or (f) hereof, the Administrative Lender shall, upon the direction of the Determining Lenders, terminate the Commitment and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (b) Upon the occurrence of an Event of Default specified in Section 8.1(e) or (f) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitment shall forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (c) If any Letter of Credit shall be then outstanding, the Administrative Lender may demand upon the Borrower to, and forthwith upon such demand (but in the case of an Event of Default specified in Section 8.1(e) or (f) hereof, without any demand or taking of any other action by the Administrative Lender or any Lender), the Borrower shall, pay to the Administrative Lender in same day funds at the office of the Administrative Lender in such demand for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.

     (d) The Administrative Lender (with the consent or at the direction of the Determining Lenders) and the Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law.

     (e) The rights and remedies of the Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.


                                 ARTICLE 9

                            Changes in Circumstances
                            ------------------------

     Section 9.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that
(i) deposits in Dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest

Period or (ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

     Section 9.2 Illegality. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Lender. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either
(a) the last day of the Interest Period applicable to such Advance, if such Lender may lawfully continue to maintain and fund such Advance to such day, or
(b) immediately, if such Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender if the Borrower does not terminate this Agreement, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

     Section 9.3   Increased Costs.

     (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

          (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of such Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 11.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender. The obligations of the Borrower under this Section 9.3 shall survive for a period of six months after the Release Date with respect to any increased cost which occurs as a result of a change in or adoption of any law, rule or regulation, or interpretation thereof, which has a retroactive effect to a date prior to the Release Date.

     (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be controlling in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to such Lender, after reimbursement to such Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

     Section 9.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

     Section 9.5 Capital Adequacy. If either (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 11.9 hereof, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's commitment hereunder. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of manifest error, be conclusive and binding for all purposes. The obligations of the Borrower under this Section
9.5 shall survive for a period of six months after the Release Date with respect to any capital requirements which occur as a result of a change in or adoption of any law, rule or regulation or interpretation thereof, which has a retroactive effect to a date prior to the Release Date.

     Section 9.6 Replacement of Lender. Notwithstanding anything to the contrary in this Agreement, if (a) any Lender shall request compensation, or the Borrower should be required to pay any Lender any additional amounts, pursuant to Section 2.15 hereof or Article 9 hereof, (b) any Lender shall default in providing funds as contemplated by Section 2.7 hereof, or (c) any Lender determines that it is unlawful for it to make LIBOR Advances or is otherwise unable to make any LIBOR Advance pursuant to Article 9 hereof, and the Determining Lenders have not make such determination, then, in each such case, provided that no Event of Default shall then exist and be continuing, during the 120-day period after receipt of such request or notice of any such event, the Borrower may require that such Lender transfer all of its right, title and interest under this Agreement and the other Loan Documents, including such Lender's Note, to any lender identified by the Borrower which otherwise meets the requirements of an Assignee under Section 11.6 hereof and which is acceptable to the Administrative Lender (a "Proposed Lender"), if such Proposed Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of and interest on the Advances owed to such Lender, and such Lender has otherwise been reimbursed for all Obligations other than principal and interest under this Agreement to the date of the transfer (including but not limited to all additional compensation which such Lender is otherwise due pursuant to Section 2.15 hereof or Article 9 hereof). Upon such assignment and assumption, such Proposed Lender shall be a "Lender" for all purposes hereunder.

                                   ARTICLE 10

                            AGREEMENT AMONG LENDERS
                            -----------------------

     Section 10.1 Agreement Among Lenders. The Lenders agree among themselves that:

     (a) Administrative Lender. Each Lender hereby appoints the Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, unless and until the Administrative Lender shall have received such requests, the Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Lender shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Lender are mechanical and administrative in nature and the Administrative Lender shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document.

     (b) Replacement of Administrative Lender. Should the Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should the Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender (provided that the Administrative Lender may not resign without the prior written consent of the Borrower), or should the Administrative Lender or any successor Administrative Lender ever be removed with cause by the Determining Lenders, then the Lender appointed by the other Lenders shall forthwith become the Administrative Lender, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change at no cost to the Borrower. Any resignation or removal of the Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by the Lenders of a successor Administrative Lender; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Lender or any successor Administrative Lender (as the case may be) shall thereafter have no obligation to act as Administrative Lender hereunder.

     (c) Expenses. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any expenses paid by the Administrative Lender directly and solely in connection with any of the Loan Documents if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.

     (d) Delegation of Duties. The Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

     (e) Reliance by Administrative Lender. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Lender. The Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

     (f) Limitation of Administrative Lender's Liability. Neither the Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Lender shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE LENDER, PRO RATA ACCORDING TO ITS SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE LENDER IN ITS CAPACITY AS ADMINISTRATIVE LENDER IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE LENDER UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE LENDER), EXCEPT TO THE EXTENT THE SAME

RESULT FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT BY THE ADMINISTRATIVE LENDER.

     (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

     (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and Note issued to it, the Administrative Lender shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Lender in its individual capacity. The Administrative Lender or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Lender were not the Administrative Lender hereunder and without any duty to account therefor to the Lenders.

     Section 10.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     Section 10.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.


                                  ARTICLE 11

                                 Miscellaneous
                                 -------------

     Section 11.1  Notices.

          (a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)   If to the Borrower, at:

                CompUSA Inc.
                14951 North Dallas Parkway
                Dallas, Texas  75240
                Attn:  General Counsel

                with a copy to:

                Thompson & Knight, P.C.
                1700 Pacific Avenue, Suite 3300
                Dallas, Texas 75201-4693
                Attn:  James McKellar, Esq.

          (ii)  If to the Administrative Lender, at:

                NationsBank of Texas, N.A.
                901 Main Street, 67th Floor
                Dallas, Texas  75202
                Attn:  Sharon M. Ellis

          (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

     (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

     Section 11.2  Expenses.  The Borrower shall promptly pay:

     (a) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

     (b) all reasonable out-of-pocket expenses and reasonable attorneys' fees of the Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Lender relating to this Agreement or the other Loan Documents; and

     (c) after the occurrence of an Event of Default, all reasonable costs, out-of-pocket expenses and attorneys' fees of the Administrative Lender and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Lender and any Lender, and administrative fees for the Administrative Lender. Notwithstanding anything to the contrary contained herein, (i) prior to the occurrence of an Event of Default, the Borrower shall have no obligation to pay legal fees or expenses of any Lender other than the reasonable legal fees and expenses of the Administrative Lender and (ii) after the occurrence of an Event of Default, to the extent practicable, the Lenders shall use common legal counsel; provided, however, in the event that any Lender in its sole discretion determines that a conflict exists or may exist as a result of such common counsel, such Lender may obtain separate legal counsel and the Borrower shall be obligated to pay the reasonable costs and out-of-pocket expenses of such separate counsel.

     Section 11.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Lender or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event that any Lender decides to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

     Section 11.4 Determination by the Lenders Conclusive and Binding. Any calculation or material determination required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be controlling.

     Section 11.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee or participant in any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

     Section 11.6  Assignment.

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

     (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c) A Lender may at any time sell participations in all or any part of its Advances (collectively, "Participations") to any banks or other financial institutions ("Participants"), provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit, or the Reimbursement Obligations; or (iii) the release of security for the Obligations, including without limitation any guarantee; or (iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, any Lender may sell a Participation to any of its Affiliates which is a bank or financial institution without the consent of the Borrower, provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of Article 9 and Section 11.5 hereof as though they were Lenders and the Lenders, subject to the requirements of the Confidentiality Agreement, may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its Participation as fully as if such Participant were the holder of Advances in the amount of its Participation.

     (d) Each Lender may assign to one or more financial institutions organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Documents; provided, however, that (i) each such assignment shall be subject to the prior written consent of the Administrative Lender and Borrower, which consent shall not be unreasonably withheld (provided, however, notwithstanding anything herein to the contrary, no consent of the Borrower is required for any assignment during any time that an Event of Default pursuant to
Section 8.1(b) hereof has occurred and is continuing), (ii) each such assignment shall be in a minimum amount of $10,000,000 and after giving effect to each such assignment no Lender's portion of the Commitment shall be less than $10,000,000 unless such Lender shall have sold its entire portion of the Commitment, (iii) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit D hereto, together with the Notes subject to such assignment, (iv) the applicable Assignee shall have executed and delivered to the Borrower and the Administrative Lender the Confidentiality Agreement, and (v) and the Assignee executing the Assignment as the case may be, shall deliver to the Administrative Lender a processing fee of $3,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement.

     (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Advances and Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

     (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any Note or Notes subject to such assignment, the Borrower shall, within five Business Days after its receipt of such Assignment Agreement, at no expense to the Borrower, execute and deliver to the Administrative Lender in exchange for the surrendered Notes new Notes to the order of such Assignee in an amount equal to the portion of the Advances and Commitment assigned to it pursuant to such Assignment Agreement and new Notes to the order of the Administrative Lender in an amount equal to the portion of the Advances and Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A hereto.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.6, disclose to the assignee or Participant or proposed assignee or participant, any information relating to the Borrower furnished to such

Lender by or on behalf of the Borrower, provided such Person has executed a Confidentiality Agreement to the extent required pursuant to the terms thereof.

     (h) Except as specifically set forth in this Section 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

     (i) Notwithstanding anything in this Section 11.6 to the contrary, no Assignee or Participant shall be entitled to receive any greater payment under
Section 2.15 or Section 9.3 hereof than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Assignee or Participant.

     Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     Section 11.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.11 Amendment and Waiver. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or
(ii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Documents, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 11.11, or
(vi) waive the date for payment of any of the Obligations, or (vii) amend the definition of Determining Lenders; or (b) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender and, in the case of an amendment, by the Borrower.

     Section 11.12 Exception to Covenants. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     Section 11.13 No Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.14 Confidentiality Agreement. Each Lender shall, simultaneously with becoming a party to this Agreement, sign the Confidentiality Agreement.

     Section 11.15 Co-Agents. The Borrower and the Lenders acknowledge that the Co-Agents have no duties, responsibilities or liabilities in their capacities as Co-Agents hereunder.

     SECTION 11.16 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO SECTION 346.004 OF THE TEXAS FINANCE CODE, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS, AND BORROWER AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS (OTHER THAN THE LENDERS), JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. THE BORROWER AND EACH LENDER AGREE THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE NON-EXCLUSIVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

     SECTION 11.18 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                  REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                                   CompUSA Inc.



                                            By:   /s/ ROBERT GARY
                                                  ------------------------------
                                                  Name:  Robert Gary
                                                  Title:  Vice President-Finance

ADMINISTRATIVE LENDER:                      NATIONSBANK OF TEXAS, N.A.,
                                            as Administrative Lender



                                            By:   /s/ SHARON M. ELLIS
                                                  ------------------------------
                                                  Name:  Sharon M. Ellis
                                                  Title:  Vice President


LENDERS:                                    NATIONSBANK OF TEXAS, N.A.,
                                            as a Lender

Specified Percentage:
     11.66666667%

                                            By:   /s/ SHARON M. ELLIS
                                                  ------------------------------
                                                  Name:  Sharon M. Ellis
                                                  Title:  Vice President

                                            901 Main Street, 67th Floor
                                            Dallas, Texas  75202
                                            Attn: Sharon M. Ellis
                                                  Vice President

                                            WELLS FARGO BANK (TEXAS), N.A.,
                                            as a Co-Agent and as a Lender
Specified Percentage:
     10.00000000%

                                            By:   /s/ MARY JO HOCH
                                                  ------------------------------
                                                  Mary Jo Hoch
                                                  Vice President

                                            1445 Ross Avenue, 3rd Floor
                                            Dallas, Texas 75202
                                            Attn: Mary Jo Hoch
                                                  Vice President

                                           HIBERNIA NATIONAL BANK,
                                           as a Co-Agent and as a Lender
Specified Percentage:
     9.66666667%

                                           By:   /s/ CHRISTOPHER B. PITRE
                                                 -------------------------------
                                                 Name:  Christopher B. Pitre
                                                      --------------------------
                                                 Title: Assistant Vice President
                                                       -------------------------

                                           313 Carondelet Street
                                           New Orleans, Louisiana 70130
                                           Attn: Christopher Pitre
                                                 Assistant Vice President

                                            CREDIT LYONNAIS NEW YORK BRANCH,
                                            as a Co-Agent and as a Lender
Specified Percentage:
     9.66666667%

                                            By:   /s/ ROBERT IVOSEVICH
                                                  ------------------------------
                                                  Name:  Robert Ivosevich
                                                       -------------------------
                                                  Title: Senior Vice President
                                                        ------------------------

                                            1301 Avenue of the Americas
                                            New York, New York 10019
                                            Attn: Ron Finn

                                            with a copy to:

                                            2200 Ross Avenue, Suite 4400 West
                                            Dallas, Texas 75201
                                            Attn: Robert Smith

                                            CREDIT SUISSE FIRST BOSTON,
                                            as a Co-Agent and as a Lender
Specified Percentage:
     9.66666667%

                                            By:   /s/ ROBERT N. FINNEY
                                                  ------------------------------
                                                  Name:  Robert N. Finney
                                                       -------------------------
                                                  Title: Managing Director
                                                        ------------------------



                                            By:   /s/ THOMAS G. MUOIO
                                                  ------------------------------
                                                  Name:  Thomas G. Muoio
                                                       -------------------------
                                                  Title: Vice President
                                                        ------------------------

                                            Eleven Madison Avenue
                                            New York, New York 10010
                                            Attn: Thomas G. Muoio
                                                  Vice President

                                           FLEET NATIONAL BANK,
                                           as a Co-Agent and as a Lender
Specified Percentage:
     9.66666667%

                                           By:   /s/ DEANNE HORN
                                                 -------------------------------
                                                 Name:  Deanne Horn
                                                      --------------------------
                                                 Title: Assistant Vice President
                                                       -------------------------

                                           One Federal Street
                                           Mail Code:  MA OF D07I
                                           Boston, Massachusetts 02110
                                           Attn: Tom Bullard
                                                 Vice President

                                           BANK OF AMERICA NT&SA,
                                           as a Co-Agent and as a Lender
Specified Percentage:
     9.66666667%

                                           By:   /s/ J. CASEY COSGROVE
                                                 -------------------------------
                                                 Name: J. Casey Cosgrove
                                                      --------------------------
                                                 Title: Assistant Vice President
                                                       -------------------------



                                           By:   /s/ JODY A. PRITCHARD
                                                 -------------------------------
                                                 Name:   Jody A. Pritchard
                                                      --------------------------
                                                 Title:  Vice President
                                                       -------------------------

                                           231 South LaSalle Street
                                           Chicago, Illinois 60697
                                           Attn: Casey Cosgrove
                                                 Assistant Vice President

                                            FIRST UNION NATIONAL BANK
Specified Percentage:
     5.00000000%

                                            By:   /s/ JORGE GONZALES
                                                  ------------------------------
                                                  Name:   Jorge Gonzales
                                                       -------------------------
                                                  Title:  Sr. Vice President
                                                        ------------------------

                                            One First Union Center
                                            301 South College Street
                                            Charlotte, North Carolina 28288
                                            Attn: David K. Sharp
                                                  Associate

                                            FIFTH THIRD BANK
Specified Percentage:
     5.00000000%

                                            By:   /s/ A. K. HAUCK
                                                  ------------------------------
                                                  Name:   A. K. Hauck
                                                       -------------------------
                                                  Title:  Vice President
                                                        ------------------------

                                            38 Fountain Square
                                            Maildrop 109054
                                            Cincinnati, Ohio 45263
                                            Attn: Anne M. Koch
                                                  National Account Officer

                                            THE BANK OF NOVA SCOTIA
Specified Percentage:
     5.00000000%

                                            By:   /s/ F.C.H. ASHBY
                                                  ------------------------------
                                                  Name:   F.C.H. Ashby
                                                       -------------------------
                                                  Title:  Senior Manager,
                                                        ------------------------
                                                          Loan Operations
                                                        ------------------------

                                            600 Peachtree Street N.E.,
                                             Suite 2700
                                            Atlanta, Georgia 30308
                                            Attn: F.C.H. Ashby
                                                  Senior Manager Loan Ops.

                                            with a copy to:

                                            1100 Louisiana, Suite 3000
                                            Houston, Texas 77002
                                            Attn: Gregory E. George
                                                  Relationship Manager

                                            CHASE BANK OF TEXAS NATIONAL
                                            ASSOCIATION
Specified Percentage:
     5.00000000%

                                            By:   /s/ JAMES E. PERRY
                                                  ------------------------------
                                                  Name:   James E. Perry
                                                       -------------------------
                                                  Title:  Vice President
                                                        ------------------------

                                            2200 Ross Avenue, 3rd Floor
                                            Dallas, Texas 75201
                                            Attn: James Perry
                                                  Vice President

                                            THE BANK OF NEW YORK
Specified Percentage:
     5.00000000%

                                            By:   /s/ CHARLOTTE SOHN
                                                  ------------------------------
                                                  Name:  Charlotte Sohn
                                                       -------------------------
                                                  Title: Vice President
                                                        ------------------------

                                            One Wall Street, 8th Floor
                                            New York, New York 10286
                                            Attn: Charlotte Sohn
                                                  Vice President

                                            BANK ONE, TEXAS, N.A.
Specified Percentage:
     5.00000000%

                                            By:   /s/ RICK ROGERS
                                                  ------------------------------
                                                  Name:  Rick Rogers
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                            1717 Main Street, 3rd Floor
                                            Dallas, Texas 75201
                                            Attn: Rick Rogers

                                  SCHEDULE 1
                                  ----------

                             LIBOR LENDING OFFICES


NATIONSBANK OF TEXAS, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202


Hibernia National Bank
313 Carondelet Street
New Orleans, Louisiana 70130


First Union National Bank
One First Union Center
301 South College Street
Charlotte, North Carolina 28288


Fifth Third Bank
38 Fountain Square
Maildrop 109054
Cincinnati, Ohio 45263


Wells Fargo Bank (Texas), N.A.
1445 Ross Avenue, 3rd Floor
Dallas, Texas 75202


The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street N.E., Suite 2700
Atlanta, Georgia 30308


Chase Bank of Texas National Association
2200 Ross Avenue, 3rd Floor
Dallas, Texas 75201

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, New York 10019


Credit Suisse First Boston
Eleven Madison Avenue
New York, New York 10010


Fleet National Bank
One Federal Street
Mail Code: MA OF D07I
Boston, Massachusetts 02110


The Bank of New York
One Wall Street, 8th Floor
New York, New York 10286


Bank of America NT&SA
231 South LaSalle Street
Chicago, Illinois 60697


Bank One, Texas, N.A.
1717 Main Street, 3rd Floor
Dallas, Texas 75201

                                  SCHEDULE 2
                                  ----------

                                EXISTING LIENS

PROPERTY SUBJECT                             AMOUNT OF
    TO LIEN            LIENHOLDER           DEBT SECURED         MATURITY DATE
    -------            ----------           ------------         -------------

                                     NONE

                                  SCHEDULE 3
                                  ----------

                              EXISTING LITIGATION
                           AND MATERIAL LIABILITIES



        In November 1995, James Littau and Frederick Goldberg brought a putative class action against seven personal computer retailers, including the Borrower, seeking recovery under the California Business and Professions Code (S)17500 et seq., the California Business and Professions Code (S)17200 et seq. and the Consumer Legal Remedies Act, California Civil Code (S) 1750 et seq. The complaint alleges that the defendants falsely advertised the value of software bundled with personal computer systems sold by the defendants. Plaintiffs seek an injunction and unspecified amounts for restitution of the difference between the value of the bundled software as advertised and the alleged actual value thereof, compensatory damages, punitive damages and attorneys' fees. Although mediation/settlement discussions are proceeding under court direction, the Borrower believes the claims are without merit and intends to contest them vigorously if acceptable resolution cannot be attained in the mediation/settlement discussions.

        In December 1995, two previously filed putative class actions were consolidated in a California state court, both of which named the Borrower and, numerous other manufacturers and retailer-. of computer monitors, alleging that the defendants had falsely advertised the size of computer monitor screens (the "Monitor Litigation"). In March 1996, a master consolidated class action complaint was filed in the Monitor Litigation with the same basic allegations. Plaintiffs seek an injunction, replacement of the allegedly defective monitors with substitutes of the advertised size and unspecified amounts for restitution, compensatory damages, punitive damages and attorneys' fees. Certain defense motions have been granted, with the effect that only non-California plaintiffs still have viable causes of action against the defendants. Because none of the remaining named plaintiffs are California residents, the defendants intend to file further motions to dispose of the action completely. A proposed settlement of this litigation was approved by the court on April 13, 1997. Final approval of the settlement, which has not yet occurred, should resolve the pending litigation.

        In May 1996, Daniel Suib and June Suib filed a lawsuit against certain defendants, including the lessor of one of the Borrower's stores, alleging claims of negligence and loss of consortium. Although the Borrower is not a party to the lawsuit, which seeks $18,000,000 in damages, plaintiffs allege that the acts complained of took place on premises leased and occupied by the Borrower. The Borrower may be potentially liable for indemnification of the lessor under the lease agreement, since the lease contains an indemnification clause that arguably covers plaintiffs' claims. The Borrower's insurance carrier is defending the claim against the lessor pursuant to the Borrower's policy of insurance.

                                  SCHEDULE 4
                                  ----------

                                 SUBSIDIARIES


                                    State of                    Percentage
Name                              Incorporation                of Ownership             Parent
----                              -------------                ------------             ------
CompTeam Inc.                    Delaware corporation               100%                 CompUSA Inc.
CompUSA Holdings I Inc.          Delaware corporation               100%                 CompUSA Inc.
CompUSA Holdings II Inc.         Delaware corporation               100%                 CompUSA Inc.
PCs Compleat Inc.
  (CompUSA Direct)               Delaware corporation               100%                 CompUSA Inc.
CompUSA Management Company       Delaware business trust            100%                 CompUSA Inc.
CompUSA Holdings Company         Delaware business trust            100%                 CompUSA Inc.
CompUSA Stores L.P.              Texas limited partnership            1%                 CompUSA Inc.
                                                                                          (general partner)
                                                                     99%                 CompUSA Holdings Company
                                                                                          (limited partner)

                                  SCHEDULE 5
                                  ----------

                             EXISTING INVESTMENTS



        The Investments made by the Borrower (or any Subsidiary) in connection with that certain Investment Agreement, dated May 15, 1996, among InfoSource, Inc., a Florida corporation ("InfoSource"), Blackwell Publishers, Inc., a Delaware corporation, D. Michael Werner, Thomas W. Warner, the Borrower and CompUSA Holdings II Inc., a Delaware corporation, which Investments include: a purchase of 111 shares of the common stock of InfoSource, par value $1.00 per share ("InfoSource Common Stock"); Warrant #1 issued by InfoSource to purchase 139 shares of InfoSource Common Stock; Warrant #2 to purchase 179 shares of InfoSource Common Stock; and the Option to purchase all remaining shares of InfoSource Common Stock; provided, that, this exception shall not include any amounts that may be paid by the Borrower (or any Subsidiary) in connection with exercising its rights under the referenced warrants and option. Any payments not to exceed $3,000,000 by Borrower pursuant to that certain Courseware Supply Agreement dated May 15, 1996, by and between InfoSource, Inc., and Borrower are permitted hereunder and shall not be construed as an Investment under Section 7.3(f).

        Further, any Investment in InfoSource held by the Borrower (or any Subsidiary) as a result of exercise of rights under the referenced warrants and option or as a result of any exchange, substitution or modification of the existing Investment described in the preceding paragraph or as a result of any other acquisition of additional Investment in InfoSource shall not be treated as an existing Investment on this Schedule 5, and shall be treated as an Investment under Section 7.3(f) only to the extent of the amounts paid in connection with any such exercise, exchange, substitution, modification or acquisition (calculated on a net basis by taking into account any proceeds received by the Borrower or any Restricted Subsidiary on a liquidation or replacement of such Investment).

                                  SCHEDULE 6
                                  ----------

                             EXISTING INDEBTEDNESS



                                     NONE

                                  SCHEDULE 7
                                  ----------

                            CONSENTS AND APPROVALS


                                     NONE

                               SCHEDULES 8 AND 9
                               -----------------

                STATUS OF GOOD STANDING AND EXISTENCE/AUTHORITY

COMPUSA INC., A DELAWARE CORPORATION

Alabama                                 Montana
Alaska                                  Nebraska
Arizona                                 New Hampshire
Arkansas                                New Jersey
California                              New Mexico
Colorado                                New York
Connecticut                             Nevada
Delaware                                North Carolina
District of Columbia                    North Dakota
Florida                                 Ohio
Georgia                                 Oklahoma
Hawaii                                  Oregon
Idaho                                   Pennsylvania
Illinois                                Rhode Island
Indiana                                 South Carolina
Iowa                                    South Dakota
Kansas                                  Tennessee
Kentucky                                Texas
Louisiana                               Utah
Maine                                   Vermont
Maryland                                Virginia
Massachusetts                           Washington
Michigan                                West Virginia
Minnesota                               Wisconsin
Mississippi                             Wyoming
Missouri

COMPUSA HOLDINGS II INC., A DELAWARE CORPORATION

Delaware

PCS COMPLEAT, INC., A DELAWARE CORPORATION (D/B/A COMPUSA DIRECT)

Delaware
Massachusetts

COMPUSA HOLDINGS I INC., A DELAWARE CORPORATION

Delaware

COMPUSA HOLDINGS COMPANY, A DELAWARE BUSINESS TRUST

Delaware

COMPUSA MANAGEMENT COMPANY, A DELAWARE BUSINESS TRUST

Colorado                Georgia
Delaware                Maryland
Florida                 New York
                        Ohio

COMPUSA STORES L.P., A TEXAS LIMITED PARTNERSHIP

Alabama                         Missouri
Alaska                          Montana
Arizona                         Nebraska
Arkansas                        New Hampshire
California                      New Jersey
Colorado                        New Mexico
Connecticut                     New York
Delaware                        Nevada
District of Columbia            North Carolina
Florida                         Ohio
Georgia                         Oklahoma
Hawaii                          Oregon
Idaho                           Pennsylvania
Illinois                        Rhode Island
Indiana                         South Carolina
Iowa                            South Dakota
Kansas                          Tennessee
Kentucky                        Texas
Louisiana                       Utah
Maine                           Vermont
Maryland                        Virginia
Massachusetts                   Washington
Michigan                        West Virginia
Minnesota                       Wisconsin
Mississippi                     Wyoming

COMPTEAM INC., A DELAWARE CORPORATION

Alabama                         Minnesota
Alaska                          Mississippi
Arizona                         Missouri
California                      New Hampshire
Colorado                        New Jersey
Connecticut                     New Mexico
Delaware                        New York
District of Columbia            Nevada
Florida                         North Carolina
Georgia                         Ohio
Hawaii                          Oklahoma
Idaho                           Oregon
Illinois                        Pennsylvania
Indiana                         Rhode Island
Iowa                            Tennessee
Kansas                          Texas
Louisiana                       Utah
Maine                           Virginia
Maryland                        Washington
Massachusetts                   West Virginia
Michigan                        Wisconsin

                                  SCHEDULE 10
                                  -----------

                          EXISTING LETTERS OF CREDIT



                                     NONE

                                  SCHEDULE 11
                                  -----------

                                 COMPUSA INC.

                       INVESTMENT POLICY AND GUIDELINES

PURPOSE
-------

To establish corporate guidelines and responsibilities regarding the investment of surplus cash balances.

OBJECTIVE
---------

To utilize cash not immediately required by operations with the principal objective of capital preservation and the following secondary objectives:

        - maintaining liquidity
        - maximizing return
        - reducing tax liability

INVESTMENT RESPONSIBILITY
-------------------------

        A. The Chief Financial Officer shall be responsible to:

           1. Review and approve the Company's investment policy.

           2. Review monthly investment reports for performance and compliance with the investment policy.

           3. Approve all relationships with banks and other financial institutions established by the Cash Management Manager for the purpose of conducting the investment program.

        B. Vice President of Finance and Planning

           1. Review and approve the Company's investment policy.

           2. Review weekly investment reports for performance and compliance with the investment policy.

           3. Approve all relationships with banks and other financial institutions established by the Cash Management Manager for the purpose of conducting the investment program.

           4. Approve control systems and procedures relating to, among other things, segregation of duties related to the conduct of and accounting for investment activity.

        C. The Cash Management Manager

           1. Conduct an investment program in accordance with these guidelines. Such activity includes, but is not limited to:

              - opening accounts with brokers and dealers

              - establishing safekeeping accounts or making other arrangements for the custody of securities.

              - preparing such documents as may be necessary to carry out the investment program.

              - reporting periodically on investment transactions and portfolio holdings.

           2. Delegate responsibility and authority as he deems appropriate and necessary to execute transactions.

           3. Review and recommend modifications to the investment guidelines as conditions warrant, but at least annually, subject to approval by the Chief Financial Officer and the Vice President of Finance and Planning.

SAFEKEEPING
-----------

Securities purchased by the Company will generally be delivered against payment and held in a custodian, safekeeping account or a brokers segregated account in order to protect the Company's assets. Repurchase transactions shall only be entered into pursuant to a written Repurchase Agreement with an approved counter party, as listed on Exhibit A, and such written Repurchase Agreement and related confirmation shall identify the underlying security and the arrangements for custody thereof.

BROKERS/DEALERS
---------------

The Company may open and maintain a securities cash account with any nationally recognized member of the National Association of Securities Dealers that provides customer insurance through the Securities Industry Protection Corporation (SIPC), or any approved commercial bank for the purpose of purchasing and selling securities.

HEDGING
-------

No hedging is permitted.

POLICY
------

Permissable Instruments

- Treasurer Bills, notes, bonds, or other obligations of the U.S. Government or agency securities guaranteed by the U.S. Government (excluding farm credits) and maturing less than one year after the date of purchase.

- Bankers' Acceptances and Certificates of Deposit which have one of the two highest ratings obtainable from Moody's Investor Services or Standard & Poor's Corporation.

- Repurchase Agreements backed by obligations of the U.S. Government or its agencies, with an approved counter party.

- Money Market (mutual or similar) Fund Shares of an approved domestic bank or financial institution with assets of one billion dollars or more, as listed on Exhibit A.

- Commercial Paper rated A1 by Standard & Poor's or P1 by Moody's Investor Services and/or F-1 by Fitch and issued by U.S. corporations with maturities not more than 270 days after the date of creation.

- Eurodollar Deposits (off-shore dollar certificates of deposit).

- Municipal Notes and Bonds, and tax exempt variable rate demand notes rated Aaa, Aa, A, A1P1 or MIG-1 by Moody's or Standard & Poor's.*

- Money market preferred stock rated investment grade or better (BBB) by Moody's or Standard & Poor's; provided such instruments have not been downgraded within one year and are not on the Standard & Poor's credit watch with negative implications.

* or equivalent rating

Constraints

- Banks and other financial institutions will be limited to those listed in Exhibit A.

- Each bank, ranked by assets, must be one of the fifty largest commercial banks in the United States.

- Each investment bank or its parent must be rated A or better by Moody's or Standard & Poor's.

- Additionally, each institution must be operationally profitable and financially sound as determined by current financial statements.

- Financial statements will be evaluated on an annual basis.

- Must have an active market in the securities.

        No derivative securities may be purchased without the prior approval of the Chief Financial Officer.

Portfolio Diversification

        Investment in U.S. Treasury securities are unrestricted.

        Investments with issuers rated AAA may not exceed $10 million.

        Investments with issuers rated AA may not exceed $7.5 million.

        Investments with issuers rated A may not exceed $5 million.

        Investments with issuers rated BBB may not exceed $3 million.

        Money Market Fund Shares not to exceed $30 million in aggregate amount.


                          SHORT TERM CASH INVESTMENT
                             PORTFOLIO GUIDELINES

Instrument                 Liquidity/Marketability              Risk Assessment                 Suitability For
----------                 -----------------------              ---------------                 ---------------
Commercial Paper           Active Secondary Market              Creditworthiness of issuer      Suitable-if issuer is rated at least
                                                                Unsecured promissory note       A-1 by Standard & Poor's or P-1 by
                                                                                                Moody's Investor Services and/or F-1
                                                                                                by Fitch.

Fixed Time Deposit         Non-negotiable; very short           Creditworthiness of bank.       Suitable - if maturity is 14 days or
                           term - overnight to 14 days          Unsecured deposit.              less and bank is ranked among top
                                                                                                50 U.S. commercial banks and has a
                                                                                                short term debt rating at or better
                                                                                                than the following: Moody's: P-1,
                                                                                                S&P; A1, IBCA; A1.

Corporate Bonds/           Active Secondary Market              Credit worthiness of issuer.    Suitable-if issuer is U.S.
Medium Term Notes                                               Rated by credit agencies.       corporation, bond matures in less
(maturing within one                                            Similar to commercial paper.    than 360 days, issuer is AA long
year)                                                                                           rated and has A-1 commercial paper
                                                                                                rating.

Money Market Notes         Market Makers provide                Risk of failed auction for      Suitable-if issuer is rated A-1 for
                           Secondary Bid Market                 reset date. Credit worthiness   commercial paper or AA or A long
                                                                of issuer.                      term credit rating; market auction

Money Market Preferred     Money Makers provide                 Risk of failed auction for      Suitable-MMP's are segregated into
                           Secondary Bid Market                 reset of rate each 49 days;     these "types"-collateralized,
                                                                salability impacted.            industrial and utilities. They are
                                                                Creditworthiness of issuer.     suitable if they are given the
                                                                May be collateralized by        following ratings or better:
                                                                government securities of LOC.
                                                                                                MMP's          Moody's     S&P
                                                                                                -----          -------     ---
                                                                                                Industrial      A          A
                                                                                                Collateralized  AAA        AAA
                                                                                                Utilities       BBB        BBB

Treasury Securities        Active Secondary Market              Default-free obligation of      Suitable-without restriction.
                                                                U.S. Treasury.

Federal Agency             Active Secondary Market              Some (but not all) securities   Suitable-if guaranteed by the U.S.
Securities                                                      backed by full faith and        Government or issued by Federal
                                                                credit of U.S. government.      agencies limited to Federal Farm
                                                                                                Credit Bank, Federal Home Loan Bank,
                                                                                                and Federal National Mortgage
                                                                                                Association (discount notes only).

Municipal Securities       Action Secondary Market              Creditworthiness of issuer;     Suitable-if rated at or better than
                                                                usually rated by credit         one of the following ratings by
                                                                agency; may be backed by LOC.   either Moody's or Standard & Poor's;

                                                                                                                Moody's      S&P
                                                                                                                -------      ---
                                                                                                Short-term      MIGI/WMIGI   SPI
                                                                                                                PI           AI
                                                                                                Long-term       A            A

Repurchase Agreement       Usually less than 30 days            Usually collateralized by       Suitable-if maturity less than 30
                                                                Treasury securities; may be     days and fully collateralized on a
                                                                considered secured loan         yield basis by Treasury securities
                                                                versus actual security          or other acceptable money market
                                                                purchase.                       instrument as defined herein.

Bankers Acceptances        Active Secondary Market              Creditworthiness of accepting   All bank investments are limited to
                                                                bank, title to goods and        the top 50 U.S. commercial banks
                                                                creditworthiness of issuer      (ranked by assets) and that have
                                                                and payor.                      a short-term debt ratings equal to
                                                                                                or better than the following
                                                                                                ratings:

                                                                                                Moody's         S&P        IBCA
                                                                                                -------         ---        ----
                                                                                                P-1             A-1        A-1

Negotiable CD's            Active Secondary Market              Creditworthiness of issuing     Suitable-same requirements as BA's.
                                                                bank. Unsecured deposit.

                                  SCHEDULE 12
                                  -----------

                           EXISTING STORE LOCATIONS


=====================================================================================================
                                         STANDARDIZED STORE
                                             INFORMATION
=====================================================================================================
STORE    STORE NAME          STREET ADDRESS                     CITY         STATE       ZIP
-----------------------------------------------------------------------------------------------------
354      Columbia            6171 Columbia Crossing Circle     Columbia       MD        21046
364      North Sacramento    1251 Lead Hill Road               Roseville      CA        95661
373      Braintree           500 Grossman Dr.                  Braintree      MA        02184
381      Vienna              8357 Leesburg Pike                Vienna         VA        22180

                                   EXHIBIT A

                                PROMISSORY NOTE
                                ---------------


Dallas, Texas                   $                                 March 14, 1998
                                 --------------

     CompUSA Inc., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of _____________________________________________
("Lender"), at the principal office of NationsBank of Texas, N.A., in lawful money of the United States of America, the principal sum of _______________________________________ DOLLARS ($_____________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Advances under this Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Note is issued pursuant to and evidences Advances under a Second Amended and Restated Credit Agreement, dated as of March 14, 1998, among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, certain Co-Agents and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Note when due.

     The Borrower and all endorsers, sureties and guarantors of this Note (without waiving any notice that any Lender is specifically required to give pursuant to Section 8.1 of the Credit Agreement) hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, notice of acceleration of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT



                                                          ----------------------
                                                                  INITIALLED FOR
                                                                  IDENTIFICATION

BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       CompUSA Inc.



                                       By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------






                                                          ----------------------
                                      -2-                         INITIALLED FOR
                                                                  IDENTIFICATION

                                   EXHIBIT B

                              SUBSIDIARY GUARANTY
                              -------------------


     THIS SUBSIDIARY GUARANTY, dated as of March 14, 1998 (this "Guaranty"), is made by CompUSA Holdings II Inc., a Delaware corporation, PCs Compleat, Inc., a Delaware corporation, CompUSA Holdings I Inc., a Delaware corporation, CompTeam Inc., a Delaware corporation, CompUSA Management Company, a Delaware business trust, CompUSA Stores L.P., a Texas limited partnership, and CompUSA Holdings Company, a Delaware business trust (the "Guarantors"), of the obligations of CompUSA Inc., a Delaware corporation ("Company"), under the Credit Agreement (defined below) among the Company, NationsBank of Texas, N.A. as Administrative Lender ("Administrative Lender"), and the lenders that are parties to the Credit Agreement (singly, a "Lender" and collectively, the "Lenders").


                                   BACKGROUND
                                   ----------

     1. The Company, the Administrative Lender, certain Co-Agents and the Lenders have entered into a Second Amended and Restated Credit Agreement, dated as of March 14, 1998 (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"). The capitalized terms not otherwise defined herein have the meanings specified in the Credit Agreement.

     2. Pursuant to the Credit Agreement, the Company may, subject to the terms of the Credit Agreement and the other Loan Documents, request that the Lenders make Advances.

     3. It is a requirement of Section 7.3(b) of the Credit Agreement that each Guarantor guarantee repayment of the Obligations upon the terms and conditions set forth herein.

     4. The Board of Directors or regular trustees of either each Guarantor or its general partner, as appropriate, has determined that the execution, delivery, and performance of this Guaranty is necessary and convenient to the conduct, promotion, and attainment of each such Guarantor's business.

     5. The Guarantors desire to induce the Lenders to make such Advances, which may reasonably be expected to benefit, directly or indirectly, each Guarantor.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, the Guarantors hereby agree as follows:

     1.  Guaranty.

         (a) Each Guarantor, jointly and severally, hereby unconditionally guarantees the punctual payment of, and promises to pay, when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise, all obligations, indebtedness and liabilities, and all rearrangements, renewals and extensions of all or any part thereof, of the Company or any Subsidiary now or hereafter arising from, by virtue of or pursuant to the Credit Agreement, the Notes, any other Loan Document, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, whether for principal, interest (including, without limitation, interest, fees and other charges that would accrue or become owing both prior to and subsequent to and but for the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. (S)101 et seq. whether or not a claim is allowed for the same in any such proceeding), premium, fees, commissions, expenses or otherwise (such obligations being the "Obligation"), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred in enforcement or collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several, and any rights under this Guaranty.

         (b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or other Affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) Applicable Law or (ii) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties (such limitation being the "Cap").

     2. Guaranty Absolute. The Guarantors guarantee that the Obligation will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and the other Loan Documents, regardless of any Applicable Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto; provided, however, nothing contained in this Guaranty shall require the Guarantors to make any payment under this Guaranty in violation of any Applicable Law, regulation or order now or hereafter in effect. The obligations and liabilities of each Guarantor hereunder are independent of the obligations of the Company under the Credit Agreement and any Applicable Law. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (a) the taking or accepting of any other security or guaranty for any or all of the Obligations, including any reduction or termination of any Commitment;

         (b) any increase, reduction or payment in full at any time or from time to time of any part of the Obligation;

         (c) any lack of validity or enforceability of the Credit Agreement, the Notes, or any other Loan Document or other agreement or instrument relating thereto, including but not limited by the unenforceability of all or any part of the Obligation by reason of the fact that (i) the Obligation, and/or the interest paid or payable with respect thereto, exceeds the amount permitted by Applicable Law, (ii) the act of creating the Obligation, or any part thereof, is ultra vires, (iii) the officers creating same acted in excess of their authority, or (iv) for any other reason;

         (d) any lack of corporate power of the Company or any other Person at any time liable for the payment of any or all of the Obligation;

         (e) any insolvency, bankruptcy, reorganization, receivership or other proceeding under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws from time to time in effect affecting the rights of creditors generally (collectively, "Debtor Relief Laws") involving the Company, any Guarantor or any other Person obligated on any of the Obligation;

         (f) any renewal, compromise, extension, acceleration or other change in the time, manner or place of payment of, or in any other term of, all or any of the Obligation; any adjustment, indulgence, forbearance, or compromise that may be granted or given by any Lender or the Administrative Lender to the Company, any Guarantor, or any Person at any time liable for the payment of any or all of the Obligation; or any other modification, amendment, or waiver of or any consent to departure from the Credit Agreement, the Notes, or any other Loan Document and other agreement or instrument relating thereto without notification of any Guarantor (the right to such notification being herein specifically waived by Guarantors);

         (g) any exchange, release, sale, subordination, or non-perfection of any collateral or Lien therein or any lack of validity or enforceability or change in priority, destruction, reduction, or loss or impairment of value of any collateral or Lien therein;

         (h) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligation;

         (i) the failure by any Lender or the Administrative Lender to make any demand upon or to bring any legal, equitable, or other action against the Company or any other Person (including without limitation any other Guarantor), or the failure or delay by any Lender or the Administrative Lender to, or the manner in which any Lender or the Administrative Lender shall, proceed to exhaust rights against any direct or indirect security for the Obligation;

         (j) the existence of any claim, defense, set-off, or other rights which the Company or any Guarantor may have at any time against the Company, the Lenders, or any Guarantor, or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby, or any other transaction;

         (k) any failure of any Lender or the Administrative Lender to notify any Guarantor of any renewal, extension, or assignment of the Obligation or any part thereof, or the release of any security, or of any other action taken or refrained from being taken by any Lender or the Administrative Lender, it being understood that the Lenders and the Administrative Lender shall not be required to give any Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligation;

         (l) any payment by the Company to the Lenders or the Administrative Lender is held to constitute a preference under any Debtor Relief Law or if for any other reason the Lenders or the Administrative Lender is required to refund such payment or pay the amount thereof to another Person; or

         (m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, any Guarantor, any other guarantor or other Person liable on the Obligation, including without limitation any defense by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, or any claim that the Guarantors' obligations hereunder exceed or are more burdensome than those of the Company.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company, any Guarantor or otherwise, all as though such payment had not been made.

     3. Waiver. To the extent not prohibited by Applicable Law, each Guarantor hereby waives: (a) promptness, protests, diligence, presentments, acceptance, performance, demands for performance, notices of nonperformance, notices of protests, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness, and any of the events described in Section 2 and of any other occurrence or matter with respect to any of the Obligation, this Guaranty or any of the other Loan Documents; (b) any requirement that the Administrative Lender or any Lender protect, secure, perfect, or insure any Lien or security interest or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral or pursue any other remedy in the Administrative Lender's or any Lender's power whatsoever; (c) any right to assert against the Administrative Lender or any Lender as a counterclaim, set-off or cross-claim, any counterclaim, set-off or claim which it may now or hereafter have against the Company or other Person liable on the Obligation; (d) any right to seek or enforce any remedy or right that the Administrative Lender or any Lender now has or may hereafter have against the Company (to the extent permitted by Applicable Law); (e) any right to participate in any collateral or any right benefiting the Administrative Lender or the Lenders in respect of the Obligation; and (f) any right by which it might be entitled to require suit on an accrued right of action in respect of any of the Obligation or require suit against the Company or any other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise.

     4.  Subrogation and Subordination.

     (a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Company or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Paragraph 4 is knowingly made in contemplation of such benefits.

     (b) Subordination. All debt and other liabilities of the Borrower and each Restricted Subsidiary to any Guarantor ("Intercompany Debt") are expressly subordinate and junior to the Obligation to the extent provided below:

         (i) Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under any Intercompany Debt, except as specifically allowed pursuant to clause (ii) below;

         (ii) Notwithstanding the provisions of clause (i) above, the Borrower and each Restricted Subsidiary may pay to the Guarantors and the Guarantors may receive and retain from the Borrower and each Restricted Subsidiary regularly scheduled payments due and owing under the terms of any Intercompany Debt, provided that the Borrower's and each Restricted Subsidiary's right to pay and the Guarantors' right to receive any such regularly scheduled amount shall automatically and be immediately suspended and cease (A) upon the occurrence of a Default (as defined in the Credit Agreement) or (B) if, after taking into account the effect of such payment, a Default would occur and be continuing. The Guarantors' right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated in such time as the Default which was the basis of such suspension has been cured to the Lenders' satisfaction (provided that no subsequent Default has occurred) or such earlier date, if any, and the Administrative Lender gives notice to the Guarantors of reinstatement by the Determining Lenders, in the Determining Lenders' sole discretion;

         (iii) If any Guarantor receives any payment on any Intercompany Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Lender;

         (iv) Until the Release Date, no Guarantor will demand or accelerate the maturity of all or any part of any Intercompany Debt, nor collect or enforce, or attempt to collect or enforce, from the Borrower or any Restricted Subsidiary all or any part of any Intercompany Debt, whether through the commencement or joinder of a suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Laws (the "Insolvency Proceeding"), the enforcement of any rights against any property of the Borrower or any Restricted Subsidiary, or otherwise, except where any Lender shall request such Guarantor to file a claim in connection with any such proceeding and except as set forth in clause (v); and

         (v) In the event of any Insolvency Proceeding, the Obligation shall first be paid, discharged and performed in full before any payment or performance is made upon any Intercompany Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the Release Date (A) file, at the request of any Lender, any claim, proof of claim or similar instrument necessary to enforce the Borrower's or any Restricted Subsidiary's obligation to pay any Intercompany Debt, and (B) hold in trust for and pay to the Lenders any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of any Intercompany Debt in order that the Lenders may apply such monies or the cash proceeds of such other assets to the Obligation.
     In the event that any Guarantor fails to take such action upon any Lender's request, such Lender shall be deemed to have been appointed the attorney-in-fact for such Guarantor with respect to any Intercompany Debt, and such Lender may in that capacity (i) demand, sue for, collect and receive any and all such monies, dividends or other assets, (ii) file any claim, proof of claim or similar instrument, and (iii) institute such other proceedings which such Lender, may deem reasonably necessary for the collection of the Obligation and the enforcement of the terms of this Guaranty. Upon request of any Lender, each Guarantor will execute and deliver to such Lender such other and further powers of attorney or other instruments as such Lender may reasonably request to effect the purposes of this Guaranty. If in any proceeding to enforce the payment of the Obligation it becomes necessary that any Guarantor itself prove such claims, such Guarantor shall do so upon reasonable request by such Lender. In proving these claims, however, such Guarantor shall act as the collection agent of such Lender and shall promptly pay any funds so received to such Lender.

     5. Representations and Warranties. Each Guarantor hereby represents and warrants that all representations and warranties as they apply to such Guarantor only set forth in Article 4 of the Credit Agreement (each of which is hereby incorporated by reference) is true and correct.

     6. Covenants. Each Guarantor hereby expressly assumes, confirms, and agrees to perform, observe, and be bound by all conditions and covenants set forth in the Credit Agreement, to the extent applicable to it, as if it were a signatory thereto. Each Guarantor further covenants and agrees (a) punctually and properly to perform all of such Guarantor's covenants and duties under any other Loan Documents; (b) from time to time promptly to furnish the Administrative Lender with any information or writings which the Administrative Lender may request concerning this Guaranty; and (c) promptly to notify the Administrative Lender of any claim, action, or proceeding affecting this Guaranty.

     7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders, the Administrative Lender, or the Determining Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. Addresses for Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy to the respective addresses specified herein, or, as to any party, to such other addresses as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or if mailed, effective on the earlier of actual receipt or three (3) days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as aforesaid.

     9. No Waiver; Remedies. No failure on the part of the Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. Neither the Administrative Lender nor any Lender shall be required to (a) prosecute collection or seek to enforce or resort to any remedies against the Company or any other Person liable on any of the Obligation, (b) join the Company or any other Person liable on any of the Obligation in any action in which Lender prosecutes collection or seeks to enforce or resort to any remedies against the Company or other Person liable on any of the Obligation, or (c) seek to enforce or resort to any remedies with respect to any Liens granted to (or benefiting, directly or indirectly) the Administrative Lender or any Lender by the Company or any other Person liable on any of the Obligation. Neither the Administrative Lender nor any Lender shall have any obligation to protect, secure or insure any of the Liens or the properties or interests in properties subject thereto. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

     10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any and all of the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty. Each Lender agrees promptly to notify such Guarantor after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     11. Liens. To the extent not prohibited by Applicable Law, each Guarantor agrees that the Administrative Lender or any Lender, in its discretion, without notice or demand and without affecting either the liability of such Guarantor, the Company or any other Person liable on any of the Obligation under, or the Liens and security interests created by, this Guaranty, or any security interest or other Lien, may foreclose any deed of trust or mortgage or similar Lien covering interests in real or personal property, and the interests in real or personal property secured thereby, by nonjudicial sale; and such Guarantor hereby waives any defense to the recovery by the Administrative Lender or any Lender hereunder against the Company, such Guarantor or any collateral of any deficiency after a nonjudicial sale and such Guarantor expressly waives any defense or benefits that may be derived from Chapter 34 of the Texas Business and Commerce Code, Section 51.003 of the Texas Property Code, or any similar statute in effect in any other jurisdiction. Without limiting the foregoing, each Guarantor waives, to the extent not prohibited by Applicable Law, any defense arising out of any such nonjudicial sale even though such sale operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of such Guarantor against the Company or any other Person or any Collateral or any other collateral. Each Guarantor hereby agrees that such Guarantor shall be liable, subject to the limitations of Section 1 hereof, for any part of the Obligation remaining unpaid after any foreclosure.

     12. Continuing Guaranty; Transfer of Notes. This Guaranty is an irrevocable continuing guaranty of payment and shall (a) subject to the last sentence of Section 2, remain in full force and effect until final payment in full after termination of the Commitments of the Obligation and all other amounts payable under this Guaranty, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by each Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted by the Credit Agreement, each Lender may assign or otherwise transfer its rights under the Credit Agreement, the Notes or any of the Loan Documents or any interest therein to any other Person, and such other Person shall thereupon become vested with all the rights or any interest therein, as appropriate, in respect thereof granted to the Lender herein or otherwise.

     13. Information. Each Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as such Guarantor may require, and that neither the Administrative Lender nor any Lender has any duty at any time to disclose to any Guarantor any information relating to the business operations or financial condition of the Company.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, EACH GUARANTOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS, SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

     15. WAIVER OF JURY TRIAL. EACH GUARANTOR, THE ADMINISTRATIVE LENDER, AND THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

     16. Ratable Benefit. This Guaranty is for the ratable benefit of the Lenders, each of which shall share any proceeds of this Guaranty pursuant to the terms of the Credit Agreement.

     17. Guarantor Insolvency. Should any Guarantor become insolvent, fail to pay its debts generally as they become due, voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender (without regard to whether the Company is then in default under the Credit Agreement or whether any part of the Obligation is then due and owing by the Company to such Lender), payable in full by such Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

     18. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     19. ENTIRE AGREEMENT. THIS GUARANTY, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

================================================================================
                  REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                    COMPUSA HOLDINGS II INC.



                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------
Address for all Guarantors:

CompUSA Inc.
14951 North Dallas Parkway
Dallas, Texas 75240
Attention:  Mark R. Walker
            Senior Vice President and General Counsel
                                    COMPUSA HOLDINGS I INC.



                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                    PCs COMPLEAT, INC.



                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                    COMPTEAM INC.



                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                    COMPUSA MANAGEMENT COMPANY



                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                    COMPUSA STORES L.P.



                                    By:  COMPUSA INC., its general partner



                                         By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                   -----------------------------


                                    COMPUSA HOLDINGS COMPANY



                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT C

                            COMPLIANCE CERTIFICATE
                            ----------------------

To:       NationsBank of Texas, N.A.

From:     CompUSA Inc.

Date:     _________________, ______

Re: Second Amended and Restated Credit Agreement, dated as of March 14, 1998 ("Credit Agreement"), among CompUSA Inc. ("Borrower"), certain Lenders, certain Co-Agents and NationsBank of Texas, N.A. as administrative lender


     This Compliance Certificate is delivered pursuant to Section 6.3 of the Credit Agreement. All capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined. For purposes hereof, section references herein related to sections of the Credit Agreement, and bracketed amounts or ratios refer to the maximum or minimum amounts or ratios required under the relevant sections of the Credit Agreement.

     1. Fixed Charge Coverage Ratio (calculated for the 12 Fiscal Periods preceding the date of determination)

a.   EBITDAR

     (1)  Pretax Net Income (excluding therefrom,        $
          to the extent of extraordinary gain,            -----------
          including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business)

     (2)  Interest expense (including but not limited to $
          interest expense pursuant to Capital Lease      -----------
          Obligations)

     (3)  Depreciation                                   $
                                                          -----------

     (4)  Amortization                                   $
                                                          -----------

     (5)  Lease expense pursuant to Operating Leases     $
                                                          -----------

     (6)  EBITDAR  [(1) + (2) + (3) + (4) + (5)]                    $
                                                                     -----------

b. Fixed Charges, calculated for the Borrower and its Subsidiaries on a consolidated basis

     (1) Interest expense (including but not limited to $ interest expense pursuant to Capitalized Lease ----------- Obligations)

     (2)  Lease expense under Operating Leases           $
                                                          -----------

     (3)  Fixed Charges  [(1) + (2)]                                $
                                                                     -----------

c.  Fixed Charge Coverage Ratio  [a to b]                                   to 1
                                                                    -------


     2. Covenant Calculations. [To be completed quarterly] Demonstration of compliance with certain covenants contained in Article 7 of the Credit Agreement

a.   Section 7.1(i)  Indebtedness under the Senior
     Subordinated Notes and other Subordinated Debt

     (1)  Maximum in aggregate principal amount                     $110,000,000
          outstanding at any time

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

b. Section 7.1(j) Other Indebtedness [not otherwise permitted pursuant to Section 7.1(a) through (i)]

     (1)  Maximum in aggregate principal amount                     $300,000,000
          outstanding at any time

     (2)  Actual                                                    $
                                                                     -----------
     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

c.   Section 7.1(j)(A)  Senior Debt

     (1)  Maximum in aggregate principal amount                     $100,000,000

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

d. Section 7.1(j)(B) Senior Debt with an original maturity date earlier than 180 days after the Maturity Date

     (1)  Maximum in aggregate principal amount                     $ 50,000,000

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

e.   Section 7.3(b)(iii)  Investments in Unrestricted
     Subsidiaries and Section 7.3(f)  Other Investments

     (1)  Net Worth                                      $
                                                          -----------

     (2)  Maximum in aggregate amount at any time (15% of           $
          Net Worth)                                                 -----------

     (3)  Actual Investments in Unrestricted             $
          Subsidiaries                                    -----------

     (4)  Actual Other Investments under Section 7.3(f)  $
                                                          -----------

     (5)  Total  [(3) + (4)]                                        $
                                                                     -----------

     (6)  Difference  [(2) - (5)]                                   $
                                                                     -----------

f. Section 7.4(a)(iii) Sales or pledges of Accounts or interests in Accounts pursuant to Securitizations

     (1)  Maximum in aggregate amount outstanding at any            $200,000,000
          time

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

g. Section 7.4(a)(vi) Any other sale, lease, abandonment, transfer or disposition in any Fiscal
     Year of assets for full and fair consideration

     (1)  Maximum in aggregate amount: 5% of Net Worth as           $
          of the immediately preceding Fiscal Year                   -----------

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

h. Section 7.5(d) Guaranty of Indebtedness of directors, officers and employees of Borrower and its Subsidiaries

     (1)  Maximum during any Fiscal Year in aggregate               $  1,000,000
          amount, when combined with the loans to officers and employees permitted pursuant to Section 7.6 of the Credit Agreement (calculated net of loan repayment)

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

i. Section 7.6(b) Loans to directors, officers and employees of Borrower and its Subsidiaries
     (calculated net of loan repayments)

     (1)  Maximum during any Fiscal Year in aggregate               $  1,000,000
          amount, when combined with Guaranty of
          Indebtedness of directors, officers and
          employees permitted pursuant to Section 7.5 of the Credit Agreement

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

j.   Section 7.6(d)  Dividends paid and Treasury Stock
     Purchases (net of cash proceeds received by the Borrower upon the reissuance of any treasury stock)

     (1)  Maximum in aggregate amount
          (a)  50% of cumulative Net Income for the      $
               period from, but not including,            -----------
               September 27, 1997 through the date
               of the proposed payment or purchase
               (but excluding from the calculation
               of such cumulative Net Income the effect, if any, of any Fiscal Quarter or portion of a Fiscal Quarter not then ended for which Net Income was a negative number)

          (b)  Maximum  [(a) + $50,000,000]                         $
                                                                     -----------

     (2)  Actual (net of Reissuances)                               $
                                                                     -----------


     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

k.   Section 7.9  Leverage Ratio (for the preceding 12
     Fiscal Periods)

     (1)  Maximum at the end of any Fiscal Quarter                  3.00 to 1

     (2)  Actual

          (a)  Total Funded Debt as of the date of
               determination, calculated for the
               Borrower and its Subsidiaries on a
               consolidated basis

               i)   Debt for Borrowed Money              $
                                                          -----------


               ii)  Capitalized Lease Obligations        $
                                                          -----------

               iii) Total Funded Debt  [i) + ii)]                   $
                                                                     -----------

          (b)  Lease expense pursuant to Operating                  $
               Leases for the immediately preceding                  -----------
               twelve Fiscal Periods (multiplied by 6)

          (c)  EBITDAR (see 1.a.(6) above)                          $
                                                                     -----------

          (d)  Leverage Ratio [(a) + (b)] to (c)                            to 1
                                                                     ------
l.   Section 7.10  Fixed Charge Coverage Ratio
     (calculated for the 12 Fiscal Periods preceding the date of determination)

     (1)  Minimum at the end of any Fiscal Quarter                  2.00 to 1

     (2)  Actual  (see 1.c. above)                                          to 1
                                                                    -------
m.   Section 7.11  Net Worth

     (1)  Minimum

          (a)  50% of cumulative Net Income from, but    $
               not including September 27, 1997 through   -----------
               the date of calculation (excluding the
               effect, if any, of any fiscal quarter or portion of fiscal quarter not then ended for which Net Income was a negative number)

          (b)  75% of net worth of Person that becomes a $
               Subsidiary of the Borrower or is merged    -----------
               into or consolidated with the Borrower or any Subsidiary of the Borrower or substantially all of the assets of which are acquired by the Borrower or any Subsidiary of the Borrower to the extent the purchase price paid therefor is paid in equity securities

          (c)  75% of Net Cash Proceeds (but without     $
               duplication) of any offerings of capital   -----------
               stock or other equity interests of the
               Borrower or any of its Subsidiaries or
               pursuant to the conversion or exchange
               of any convertible Subordinated Debt or
               redeemable preferred stock into capital
               stock or other equity interests of the
               Borrower or any of its Subsidiaries
               since September 27, 1997

          (d)  Minimum Tangible Net Worth [(a) + (b) +              $
               (c) + $384,800,000]                                   -----------

     (2)  Actual

          (a)  Capital stock taken at stated or par      $
               value                                      -----------

          (b)  Paid in capital                           $
                                                          -----------

          (c)  Retained earnings                         $
                                                          -----------

          (d)  Treasury stock (net of Reissuances)       $
                                                          -----------

          (e)  Net Worth  [(a) + (b) + (c) - (d)]        $
                                                          -----------

     (3)  Difference  [(2) - (1)]                                   $
                                                                     -----------

n.   Section 7.16  Unrestricted Subsidiaries

     (1)  Maximum aggregate amount of EBITDAR of all                $
          Unrestricted Subsidiaries during any period                -----------
          of twelve consecutive Fiscal Periods: 10% of EBITDAR of Borrower and all of its Subsidiaries during any such period

     (2)  Actual                                                    $
                                                                     -----------

     (3)  Difference  [(1) - (2)]                                   $
                                                                     -----------

     (4)  Maximum aggregate amount of assets of all                 $
          Unrestricted Subsidiaries as of the end of                 -----------
          any Fiscal Quarter: 10% of assets of Borrower and all of its Subsidiaries

     (5)  Actual                                                    $
                                                                     -----------

     (6)  Difference  [(1) - (2)]                                   $
                                                                     -----------

3. Compliance Certificate. [To be completed quarterly] The undersigned hereby certifies to you as follows:

     (a) I am the duly elected, qualified and acting _______________________ of Borrower.

     (b) I have reviewed the provisions of the Credit Agreement and the other Loan Documents, and a review of the activities of Borrower during the period from ____________, 19___ to ____________, 19___ (the "Reporting
          Period") has been made under my supervision with a view toward determining whether, during the Reporting Period, Borrower has kept, observed, performed and fulfilled all its obligations under the Credit Agreement and such Loan Documents.

     (c) The representations and warranties made in the Loan Documents are true and correct in all material respects as of the date hereof as though made at and as of the date hereof, except for such representations and warranties which relate to a particular date or which fail to be true and correct as a result of events or occurrences permitted under the Loan Documents, and no Default or Event of Default has occurred or is continuing or is imminent.

     This Compliance Certificate is executed and delivered on the _____ day of _____________, 19___.



                                            ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                   EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE

                         Dated _______________, _____

     Reference is made to the Second Amended and Restated Credit Agreement dated as of March 14, 1998 (the "Credit Agreement") among CompUSA Inc., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A. as Administrative Lender ("Administrative Lender"), certain Co-Agents and the lenders parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

     ____________________________ ("Assignor") and ________________________
("Assignee") agree as follows:

     1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a _____% interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's Commitment as in effect on the Effective Date, the principal amount of Advances owing to Assignor on the Effective Date, and the Promissory Note held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations outstanding on the Effective Date, subject to the terms and conditions of this Assignment and Acceptance.

     2. Assignor (a) represents and warrants that (i) as of the date hereof its Specified Percentage of the Commitment (without giving effect to assignments thereof which have not yet become effective) is $_________ and, as of the date hereof, the outstanding principal amount of the Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $_______, and (ii) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (c) attaches the Promissory Note referred to in Paragraph 1 above to exchange such Promissory Note for new Promissory Notes as follows: a Promissory Note dated ______________, _____, in the principal amount of $__________ payable to the order of Assignee, and a Promissory Note dated ________________, _____, in the principal amount of $____________________ payable to the order of Assignor.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Sections 4.1(j), 6.1, 6.2 and 6.3 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Lender, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance as are delegated to the Administrative Lender by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance are required to be performed by it as a Lender; [and]
(e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and (f) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exception from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty]; and (g) agrees to be bound by the terms of the Confidentiality Agreement.

     4. The effective date for this Assignment and Acceptance shall be ___________________, _____ (the "Effective Date").

     5. Upon such acceptance as of the Effective Date and upon the remittance of a $3,500 processing fee to the Administrative Lender, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released form its obligations under the Credit Agreement.

     6. Upon such acceptance from and after the Effective Date, whenever the Administrative Lender shall receive a payment, or whenever the Administrative Lender shall make an application of funds, in respect of any aggregate outstanding principal amount of the Advances or in respect of any aggregate amount of interest accrued on the Advances, or in respect of the commitment fee (other than a payment or an application of funds in respect of any amount due and owing to any Lender or the Administrative Lender under Sections 2.4(c), 2.9, 5.10, 9.3, 9.5, or 11.2 of the Credit Agreement), the Administrative Lender shall pay over to each of the Lenders an amount equal to (i) such Lender's Pro Rata Share (as defined below) of such aggregate amount of principal, (ii) such Lender's Pro Rata Share of such aggregate amount of interest, and (iii) such Lender's Pro Rata Share of such aggregate amount of the commitment fee.

     The "Pro Rata Share" of any aggregate amount means, with respect to such Lender, the amount equal to the product obtained by multiplying (i) such aggregate amount and (ii) a fraction, the numerator of which is such Lender's Specified Percentage of the Commitment, or after the Advances have been made, the principal amount of the Advances owing to such Lender and the denominator of which is the sum of the Commitments of all of the Lenders, or after the Advances have been made, the aggregate principal amount of the Advances owing to all of the Lenders.

     7. In the event that, after the Administrative Lender has paid to any Lender its Pro Rata Share of any such payment received by the Administrative Lender or any such application made by the Administrative Lender, such payment or application is rescinded or must otherwise be returned or must be paid over by the Administrative Lender for any reason, such Lender shall, upon notice by the Administrative Lender, forthwith pay back to the Administrative Lender such Lender's Pro Rata Share of the amount so rescinded or so returned or paid over.

     8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

     9.   Assignee's Specified Percentage shall be _____%.

     10. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                            [NAME OF ASSIGNOR]



                                            By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                            [NAME OF ASSIGNEE]



                                            By:
                                                 -------------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

Accepted this ___ day of ____________, _____

NATIONSBANK OF TEXAS, N.A.,
as Administrative Lender



By:
     ---------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


CompUSA Inc.



By:
     ---------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------

                                  Schedule I

                              ASSIGNEE'S ADDRESS
                              ------------------



1.   Address for Advances and Receipt of Notices
     -------------------------------------------



2.   Initial LIBOR Lending Office
     ----------------------------

                                   EXHIBIT E



                                 March 12, 1998



PRIVATE AND CONFIDENTIAL


------------------------

------------------------

------------------------

          Re: Second Amended and Restated Credit Agreement, dated as of March 12, 1998, among CompUSA Inc., the lenders party thereto, certain Co-Agents and NationsBank of Texas, N.A. as Administrative Lender (the "Credit Agreement")

Ladies and Gentlemen:

     CompUSA Inc., a Delaware corporation (the "Company"), has received from NationsBank of Texas, N.A., a national banking association ("NationsBank") and the other lenders a party thereto ("Lenders"), a credit facility in the maximum original principal amount of $300 million (the "Credit Facility"). In connection with your agreement to participate as a Lender in the Credit Facility, you have received from the Company certain oral and written information concerning the Company from officers, directors, employees and/or agents of the Company and pursuant to which transaction you have requested that the Company or NationsBank undertake to continue to provide to you certain written information concerning the Company (collectively, the "Information"). In consideration of furnishing you with the Information, the Company requests that you agree, and you hereby agree to the following:

     (1) The Information will be used solely for the purpose of evaluating the Company's continuing compliance with the terms of, the Credit Facility, and not for any other purpose whatsoever, and whether or not disclosure is or may be in any way directly or indirectly detrimental to the Company, you shall use reasonable precautions, in accordance with customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep the Information confidential, except that you may disclose the Information or portions thereof (i) to those of your directors, officers and employees (the persons to whom such disclosure is permissible being collectively called "Representatives") who need to know such information for the purpose of evaluating the Company's continuing compliance with the terms of, the Credit Facility (it being understood that those Representatives will be informed of the confidential nature of the Information and will agree to be bound by this Agreement and not to disclose the Information to any other person), (ii) to other banks or financial institutions that are considering or have agreed to the purchase of a participation interest in the Credit Facility ("Participating Financial Institutions"); (iii) to financial institutions or funds engaged in making, purchasing or otherwise investing in commercial loans that are considering or have agreed to any assignment of rights and obligations under the Credit Facility ("Assignees"); (iv) to Federal Reserve Banks that are considering or have agreed to the assignment or pledge of interests under the Credit Facility as collateral ("Pledgees"); (v) to your counsel and counsel for any Participating Financial Institution, Assignee or Pledgee, (vi) to your bank examiners, auditors, accountants or any governmental agency having regulatory or supervisory authority over you or any bank examiners, auditors, accountants of or any governmental agency having regulatory or supervisory authority over any Participating Financial Institution, Assignee or Pledgee, (vii) to the extent required by statute, rule or regulation, and (viii) subject to paragraph (2) below, in connection with any legal or judicial process; provided, however, Participating Financial Institutions and Assignees must have signed a confidentiality agreement with the Company substantially in the form attached hereto as Exhibit "A" prior to the receipt of Information. You agree to be responsible for any breach of this Agreement by your Representatives.

     (2) In the event that you or any of your Representatives are requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, unless specifically prohibited by applicable law or court order, you shall provide the Company with prompt prior written notice of such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or consent in writing to such disclosure. In the event that such protective order or other remedy is not obtained and the Company has not consented in writing to such disclosure, and you or your Representatives are nonetheless, in your reasonable opinion, compelled to disclose Information concerning the Company to any tribunal or else stand liable for contempt, unless specifically prohibited by applicable law or court order, you or such Representative may furnish only that portion of the Information that you reasonably believe is legally required; provided that you shall exercise your best efforts to obtain an order or reasonable assurance that confidential treatment will be accorded such Information. You or such Representative shall not be liable for the disclosure to such tribunal unless such disclosure was caused or resulted from a previous disclosure by you or any of your Representatives not permitted hereunder.

     (3) The term "Information" does not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by you or your Representatives), (ii) was available to you on a nonconfidential basis from a source other than the Company or NationsBank or their advisors, provided that such source is not and was not bound by a confidentiality agreement with the Company, (iii) has been independently acquired or developed by you without violating any of your obligations under this Agreement, or (iv) at the time of delivery to you, was not identified by us as being confidential.

     (4) Except as disclosed to Participating Financial Institutions, Assignees or Pledgees, you or your Representatives will maintain the Information furnished to you on your banking premises and you will keep a record of all Information furnished to Participating Financial Institutions, Assignees or Pledgees. If the Company, in its sole discretion, so requests at any time that you are no longer a lender under the Credit Facility, you promptly will return to the Company all copies of the Information in your possession or in the possession of your Representatives, and, except as required to comply with unless specifically prohibited by applicable law or regulation, internal retention policies or court order, you will destroy all copies of any analyses, compilations, studies or other documents prepared by you or for your use containing or reflecting any Information. Notwithstanding the return, destruction or retention of any Information, or documents or materials containing or reflecting any Information, you will continue to be bound by your obligations of confidentiality and other obligations hereunder.

     (5) Without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person other than Participating Financial Institutions, Assignees or Pledgees or those persons otherwise permitted to receive the Information pursuant to paragraph (1) of this Agreement that you have requested or received Information from the Company, or any of the terms of this Agreement or the fact of its existence. The term "person" as used in this Agreement will be interpreted broadly to include, without limitation, any corporation, company, partnership or individual.

     (5)(A) This Agreement shall terminate five years after the Release Date (as used in the Credit Agreement).

     (6) You agree that the Company shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Agreement, in addition to all other remedies available to the Company at law or in equity. You further agree to waive any requirement for the security or posting of any bond in connection with such remedy. You also hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of Texas and of the United States of America located in the State of Texas for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice of document by U.S. registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Texas or the United States of America located in Dallas County, Texas and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     (7) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

     (8) It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

     (9) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation any person acquiring a majority of the outstanding equity securities of any such party.

     If you agree with the foregoing, please sign and return two copies of this letter, which will constitute our agreement with respect to the subject matter of this letter.

                                    Very truly yours,

                                    CompUSA Inc.



                                    By:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

CONFIRMED AND AGREED as of the
date and year written above:


-------------------------------
(Name of Financial Institution)

By:
     ---------------------------
     Name:
          ----------------------
     Title:
           ---------------------

                                  EXHIBIT "A"



                               ___________, _____



PRIVATE AND CONFIDENTIAL


------------------------

------------------------

------------------------

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          Re:  Second Amended and Restated Credit Agreement, dated as of March
               14, 1998, among CompUSA Inc., the lenders party thereto (collectively, the "Lenders"), certain Co-Agents and NationsBank of Texas, N.A. as Administrative Lender

Ladies and Gentlemen:

     CompUSA Inc., a Delaware corporation (the "Company"), has received from the Lenders, a credit facility in the maximum original principal amount of $300 million (the "Credit Facility"). In connection with your agreement to (i) purchase, or to consider the purchase of a participation interest in the Credit Facility (a "Participation Interest"); (ii) receive an assignment of, or to consider the receipt of an assignment of, rights and obligations under the Credit Facility (an "Assignment Interest"); or (iii) receive an assignment or pledge of, or to consider the receipt of an assignment or pledge of, interests under the Credit Facility as collateral (a "Collateral Interest"), you have requested that the Company and/or ______________ (the "Selling Lender") provide to you certain oral and written information concerning the Company from officers, directors, employees and/or agents of the Company and/or the Selling Lender and pursuant to which transaction you have requested that the Company or the Selling Lender undertake to continue to provide to you certain written information concerning the Company (collectively, the "Information"). In consideration of furnishing you with the Information the Company requests that you agree, and you hereby agree to the following:

     (1) The Information will be used solely for the purpose of evaluating a Participation Interest, an Assignment Interest or a Collateral Interest, and of the Company's continuing compliance with the terms of, the Credit Facility, and not for any other purpose whatsoever, and whether or not disclosure is or may be in any way directly or indirectly detrimental to the Company, you shall use reasonable precautions, in accordance with customary procedures for handling confidential information and in accordance with safe and sound banking practices, to
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keep the Information confidential, except that you may disclose the Information or portions thereof (i) to those of your directors, officers and employees (the persons to whom such disclosure is permissible being collectively called "Representatives") who need to know such information for the purpose of evaluating a Participation Interest, an Assignment Interest or a Collateral Interest, and of the Company's continuing compliance with the terms of, the Credit Facility (it being understood that those Representatives will be informed of the confidential nature of the Information and will agree to be bound by this Agreement and not to disclose the Information to any other person), (ii) to your counsel, (iii) to your bank examiners, auditors or accountants, (iv) to the extent required by statute, rule or regulation, and (v) subject to paragraph (2) below, in connection with any legal or judicial process. You agree to be responsible for any breach of this Agreement by your Representatives.

     (2) In the event that you or any of your Representatives are requested or required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Information, unless specifically prohibited by applicable law or court order, you shall provide the Company with prompt prior written notice of such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or consent in writing to such disclosure. In the event that such protective order or other remedy is not obtained and the Company has not consented in writing to such disclosure, and you or your Representatives are nonetheless, in your reasonable opinion, compelled to disclose Information concerning the Company to any tribunal or else stand liable for contempt, unless specifically prohibited by applicable law or court order, you or such Representative may furnish only that portion of the Information that you reasonably believe is legally required; provided that you shall exercise your best efforts to obtain an order or reasonable assurance that confidential treatment will be accorded such Information. You or such Representative shall not be liable for the disclosure to such tribunal unless such disclosure was caused or resulted from a previous disclosure by you or any of your Representatives not permitted hereunder.

     (3) The term "Information" does not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by you or your Representatives), (ii) was available to you on a nonconfidential basis from a source other than the Company or the Selling Lender or their advisors, provided that such source is not and was not bound by a confidentiality agreement with the Company, (iii) has been independently acquired or developed by you without violating any of your obligations under this Agreement, or (iv) at the time of delivery to you, was not identified by us as being confidential.

     (4) You will maintain the Information furnished to you on your premises. If you decide not to acquire a Participation Interest, Assignment Interest or Collateral Interest or if the Company, in its sole discretion, so requests at any time that you are no longer a lender under the
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Credit Facility, you promptly will return to the Company all copies of the
Information in your possession or in the possession of your Representatives, and, unless specifically prohibited by applicable law or court order, you will destroy all copies of any analyses, compilations, studies or other documents prepared by you or for your use containing or reflecting any Information. Notwithstanding the return or destruction of any Information, or documents or materials containing or reflecting any Information, you will continue to be bound by your obligations of confidentiality and other obligations hereunder.

     (5) Without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person that you have requested or received Information from the Company or the Selling Lender, or any of the terms of this Agreement or the fact of its existence. The term "person" as used in this Agreement will be interpreted broadly to include, without limitation, any corporation, company, partnership or individual.

     (6) You agree that the Company shall be entitled to such equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Agreement, in addition to all other remedies available to the Company at law or in equity. You further agree to waive any requirement for the security or posting of any bond in connection with such remedy. You also hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of Texas and of the United States of America located in the State of Texas for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice of document by U.S. registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Texas or the United States of America located in Dallas County, Texas and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     (7) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

     (8) It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
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     (9) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation any person acquiring a majority of the outstanding equity securities of any such party.

     If you agree with the foregoing, please sign and return two copies of this letter, which will constitute our agreement with respect to the subject matter of this letter.

                                    Very truly yours,

                                    CompUSA Inc.



                                    By:
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                                    Its:
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CONFIRMED AND AGREED as of the
date and year written above:


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(Name of Financial Institution)



By:
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Its:
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